UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

(Amendment No. 3)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

IVEDA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-2222203
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

460 S. Greenfield Road, Ste. 5	85206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	480 307-8700

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.00001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,”

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Once this Registration Statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K; quarterly reports on Form 10-Q; and current reports on Form 8-K. We will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unless otherwise noted, references in this Registration Statement to the “Registrant”, the “Company”, “we”, “our”, or “us” means “Iveda Solutions, Inc.”

FORWARD LOOKING STATEMENTS

There are statements in this Registration Statement that are not historical facts or that are based on good faith estimates of management. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward- looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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Item 1. Business.

History

Iveda Solutions, Inc. f/k/a Iveda Corporation (“Iveda”, or the “Company”) was incorporated in Nevada as Charmed Homes, Inc. in June 2006. On October 15, 2009, IntelaSight, d/b/a Iveda, a Washington corporation, became a wholly owned subsidiary of the Company. In December 2010, IntelaSight merged with and into the Company and the Company became the surviving company.  Iveda offered the first cloud hosting of streaming and recorded video from security cameras for its customers and real-time remote surveillance service utilizing intervention specialists to watch our customers’ cameras in real time, 24/7. This unique service offering garnered Iveda a SAFETY Act Designation from the Department of Homeland Security (DHS) in 2009, and a Certification in 2016, as a qualified anti-terrorism technology. A technology may not receive Certification without having first received Designation., The Certification allows for the technology to be listed on the DHS website as an approved technology. Our application to renew our Certification was filed in August 2019 prior to its expiration in October 2019. The renewal process is taking longer due to COVID-19 but is in its final stages of review at the DHS as of the date hereof.

In April 2011, Iveda completed the acquisition of the Taiwan-based company Sole-Vision Technologies (doing business as MEGAsys®).

Historically, we sold and installed video surveillance equipment, primarily for security purposes and secondarily for operational efficiencies and marketing. We also provided video hosting, in-vehicle streaming video, archiving, and real-time remote surveillance services to a variety of businesses and organizations. While we only used off-the shelf camera systems from well-known camera brands, we now source our own cameras using manufacturers in Taiwan in order for us to be more flexible in fulfilling our customer needs. We now have the capability to provide IP cameras and NVRs based on customer specifications. We still utilize ONVIF (Open Network Video Interface Forum) cameras which is a global standard for the interface of IP-based physical security products.

In 2014, we changed our business model from direct project-based sales to licensing our platform and selling IoT hardware to service providers such as telecommunications companies, integrators and other technology resellers already providing services to an existing customer base. Partnering with service providers that have an existing loyal customer base allows us to focus on servicing just a handful of our partners and concentrating on our technology offering. Service providers leverage their end-user infrastructure to sell, bill, and provide customer service for Iveda’s product offering. This business model provides dual revenue streams – one from hardware sales and the other from monthly licensing fees.

MEGAsys, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City. MEGAsys combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through MEGAsys, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. MEGAsys is our research and development arm, working with a team of developers in Taiwan. The company depends on MEGAsys as the majority of the company’s revenues have come from MEGAsys since we acquired them in April 2011.

In April 2009, after eighteen months of due diligence by the Department of Homeland Security (DHS), the DHS approved us as a Qualified Anti-Terrorism Technology (QATT) provider under a formal SAFETY Act Designation giving the technology a measure of liability protection. Due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. The purpose of completing the SAFETY Act Designation application is for the seller of a technology, to explain to the DHS how the technology qualifies for the system of risk management and litigation management under the SAFETY Act. The application is designed to elicit the information that will allow the DHS to understand exactly what the seller’s technology is, and how it relates to the criteria for Designation set forth in the SAFETY Act.

A technology could not receive Certification status without having first received Designation status and holding that status for 5 years. To receive SAFETY Act Certification, the Department must conclude that the technology will perform as intended, conforms to the seller’s specifications, and is safe for use as intended. Similar to the Designation application process, due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. We applied for certification in 2014 and. after additional months of due diligence by DHS, in January 2016 our Designation was elevated to a Certification. SAFETY Act Certification provides sellers of a Qualified Anti-Terrorism Technology (QATT) with an additional measure of liability protection. This additional measure of liability protection is not specifically quantified by the Safety Act. The sellers of QATTs that receive SAFETY Act Certification are entitled to all of the liability protections that accompany SAFETY Act Designation as well as the rebuttable presumption that the government contractor defense applies to claims arising out of, relating to, or resulting from an act of terrorism. QATTs that received Certification are placed on the Approved Technologies list for Homeland Security.

We submitted our renewal application in August 2019 prior to the expiration of our Certification in October 2019. During this time, we have been in constant communication with the Science and Technology Directorate at the SAFETY Act office related to updating our information. We are now awaiting final approval for recertification. Our products are not considered to be certified during the renewal process, but we do not expect this to significantly impact our ability to sell our technology in the U.S. or international customers. We intend to communicate the results of this process to investors through a press release distributed via a news wire service that will be posted on our website.

Our SAFETY Act Certification covers the entire company as a Qualified Anti-Terrorism Technology. The SAFETY Act creates certain liability limitations for “claims arising out of, relating to, or resulting from an Act of Terrorism” where Qualified Anti-Terrorism Technologies have been deployed. The term “act of terrorism” means any act that the Secretary determines meets the requirements under subparagraph (b) of the Act. An act meets the requirements of this subparagraph if the act- (i) is unlawful; (ii) causes harm to a person, property, or entity, in the United States, and (iii) uses or attempts to use instrumentalities, weapons or other methods designed or intended to cause mass destruction, injury or other loss to citizens or institutions of the United States. MEGAsys is our wholly owned subsidiary, and we use the same technology and products to provide solutions to our customers. The Certification, if renewed is granted by the U.S. government and the liability protection only applies to customers that are U.S.-based. MEGAsys does not receive liability protection from the Certification. The Company believes the lack of liability protection from the Certification will have no significant effect on the MEGAsys results of operations. The Company believes the Certification has an intrinsic value for the company as a whole as a marketing tool but does not believe it will have a material effect on the results of operations if it is not renewed.

Overview

Iveda specializes in AI and digital transformation technologies with real-world applications that improve quality of life and safety worldwide.

Iveda, through its wholly-owned subsidiary IntelaSight, Inc. has been offering real-time IP video surveillance technologies to our customers since 2005, prior to its merger with the company. While we still offer video surveillance technologies, our core product line has evolved to include AI intelligent video search technology that provide true intelligence to any video surveillance system and IoT (Internet of Things) devices and platforms. Our evolution is in response to digital transformation demands from many cities and organizations worldwide. Our IvedaAI intelligent video search technology adds critical intelligence to normally passive video surveillance systems. IvedaAI provides AI functions to any IP camera and most popular network video recorders (NVR) and video management systems (VMS). IvedaAI comes with an appliance or server, preconfigured with multiple AI functions based on the end user requirements.

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In the last few years, the concept of a smart city has been a hot topic among cities across the globe. With little to no human interaction, technology increases efficiency, expedites decision making, and reduces response time. Dwindling public safety budgets and resources have necessitated the transformation. More and more municipalities are using next-generation technologies to improve the safety and security of its citizens. Our response is our complete suite of IoT technologies, including AI intelligent video search technology, smart sensors, tracking devices, video surveillance systems, and smart power.

Technology / Products

Iveda offers AI intelligent video search, smart utility, smart sensors, gateways and trackers, and IoT platforms (Products).

IvedaAI

IvedaAI consists of deep-learning video analytics software running in a computer/server environment that can either be deployed at an edge level or data center for centralized cloud model. We combined hardware and artificial intelligence software for fast and efficient video search for objects stored in an external (NVR) or storage device and live streaming video data from any IP camera.

IvedaAI works with any ONVIF-compliant IP cameras and most popular NVR/VMS (Video Management System) platforms, enabling accurate search across dozens to thousands of cameras in less than 1 second. IvedaAI products are designed to maximize efficiency, save time, and cut cost. Instead of watching hours of video recording after-the-fact, users can set up alerts.

AI Functions

●	Object Search
●	Face Search (No Database Required)
●	Face Recognition (from a Database)
●	License Plate Recognition (100+ Countries), includes make and model
●	Intrusion Detection
●	Weapon Detection
●	Fire Detection
●	People Counting
●	Vehicle Counting
●	Temperature Detection
●	Public Health Analytics (Facemask Detection,
●	QR and Barcode Detection

Key Features

●	Live Camera View
●	Live Tracking
●	Abnormality Detection – Vehicle/Person wrong direction detection
●	Vehicle/Person Loitering Detection
●	Fall Detection
●	Illegal Parking Detection
●	Heatmap Generation

IvedaPinpoint

IvedaPinpoint centrally manages Bluetooth trackers and sensors and displays them on a map for exact location. Trackers and sensors are small devices that can track assets and people such as medical equipment at hospitals, students at schools, workers at factories, and dementia patients at senior care facilities. The same platform manages TempPad sensors to monitor temperature of patients at hospitals for increased nurse productivity and employees and students for initial COVID-19 screening and contact tracing.

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Iveda offers many IoT sensors and devices for various applications such as energy management, smart home, smart building, smart community and patient/elder care. Our gateway and station serve as the main hub for sensors and devices in any given area. They are equipped with high-level communication protocols such as Zigbee, WiFi, Bluetooth, and USB. They connect to the Internet via Ethernet or cellular data network. We provide IoT platforms that enable centralized device management and push digital services on a massive scale. Our smart devices include water sensor, environment sensor, entry sensor, smart plug, siren, body temperature pad, care watch and tracking devices.

Sentir Video

Sentir Video is Iveda’s video surveillance solution for all kinds of applications. Serving our customers over the past seventeen years has allowed us to validate the best in video surveillance technologies and methodologies, including IP network cameras, NVRs, wireless systems, and other components necessary to deploy a scalable, efficient, and effective video surveillance system. Iveda designs, builds, and delivers highly secure turnkey video surveillance systems featuring our ZEE IP Cameras and Sentir NVRs.

Cerebro IoT Platform

Cerebro is a software technology platform that integrates a multitude of disparate systems for central access and management of applications, subsystems, and devices throughout an entire environment. It is system agnostic and will support cross-platform interoperability. Cerebro’s roadmap includes a dashboard for all of Iveda’s platforms for central management of all devices. It provides remote access to a Dashboard for a single user interface, providing convenient anywhere, anytime access and analysis of relevant information in a timely manner for managing an entire organization or city. Cerebro links city systems and subsystems inseparably to each other. This integration and unification of all subsystems enable acquisition and analysis of all information on one central entity allowing comprehensive, effective and overall management and protection of a city.

IvedaSPS

IvedaSPS is our smart power solution, utilizing our Cerebro IoT platform. This completes our digital transformation solution crucial in smart city deployments as well as in large organizations. We offer smart power technology for office buildings, schools, shopping centers, hotels, hospitals, and smart city projects. This line of product includes smart power, water meter, smart lighting controls systems, and smart payment system. Cerebro manages all the components of our smart power technology including statistics on energy consumption. Cerebro is a software platform designed to integrate multiple unconnected energy, security and safety applications and devices and control them through one comprehensive user interface.

Customers

Our business model in the US is to license our software to organizations already providing services to an existing customer base and facilitating hardware acquisition through third party partners. This business model provides dual revenue streams – one from surveillance camera and analytics hardware sales to the service providers and the other from software licensing fees.

MEGAsys continues to service its enterprise and government clients on a per-project basis. Some of its customers include Chunghwa Telecom, the Taiwan Stock Exchange, New Taipei City Police Department, and Taiwan Energy Systems.

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Here is a sample list of our present customers and partners

Customers

United States

- Alta Care Homehealth
- Black Fence Solutions
- Black Box
- City of Glendale, CA
- Farnsworth Realty
- Glendale Police, CA
- Guardian One
- Isaac School District
- Leisure World
- Maximus Real Estate Partners
- MEDwheels, Inc.
- Midwest Heating
- Milestone
- Nunaka Technologies
- NUUO
- Spincube, Inc.
- Tempe Prep School
- The Wells Homeowners Association
- University of CA Berkeley
- Zome

Asia (Taiwan except where noted)

- Broadleaf Co., Ltd. (Japan)
- C.K.S Airport (Taiwan's International Airport)
- Caloocan City, Philippines
- Chin Fon Bank
- Chung-Hwa Telecom Co. Ltd.
- Cosmo Bank
- Core Pacific City Shopping Complex
- Farglory Dome
- Filcomserve(Philippines)
- First Commercial Bank
- High Fortune
- Moh and Associates, Inc.
- New Taipei City
- Orange IT, (Philippines)
- Shanghai Commercial Bank
- Taiwan Bank
- Taiwan High Speed Rail, D295 Zuoying Depot
- Taiwan Stocks Exchange Coop.
- Taiwan Taoyuan International Airport
- Taipei County Government
- Taiwan County Government Office
- Taiwan Commercial Bank
- Taiwan Land Bank
- Wave Splitter Technologies

Latin America

- Digital ICS
- TECHnologisticaCentroamerica
- Tecnologia y Diagnosticos del Norte S.A. de C.V.
- The Cabe Co.

Africa & Middle East

- Benha Electronics (MOMP)
- Genergy PTY
- MEASC
- Vumatel

Telecom Contracts

VNPT PLDT Claro TELMEX Chunghwa Telecom

IVEDA

Seasonality of Business

There is no significant seasonality in our business.

Research and Development

Our new CTO is spearheading the continued development of Cerebro, our proprietary IoT platform, utilizing internal resources and outsourced software engineers.

Intellectual Property

We regard certain aspects of our internal operations, products, and documentation as proprietary and rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements, and nondisclosure agreements to protect our proprietary information. We do not currently hold any patents, but we have certain exclusive rights to relevant patents. We own registered trademarks for Iveda Solutions and its logo and Iveda and its logo from the U.S. Patent and Trademark Office.

We cannot guarantee that our protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our system. Nonetheless, we intend to vigorously defend our proprietary technologies, trademarks, and trade secrets. We have required and will continue to require existing and future members of management, employees, and consultants to sign non-disclosure and invention assignment agreements for work performed on our behalf.

We are currently developing Cerebro IoT platform. Cerebro is a federated software platform for smart city management. It consists of power management, traffic management, location-based asset tracking, security systems management and AI intelligent video search management. We may consider patent protection for Cerebro based on the unique features we are developing. We are using a combination of open source and proprietary code for all our source coding.

In November 2012, we signed a cooperation agreement with Industrial Technology Research Institute (ITRI), a research and development organization based in Taiwan. Together with ITRI, we have developed cloud-video technologies. Pursuant to the cooperation agreement, we received the right to license some of ITRI’s patents that were used in the development. We also have exclusive rights to license the products and services we develop in cooperation with ITRI.

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We do not believe that our proprietary rights infringe the intellectual property rights of third parties. However, we cannot guarantee that third parties will not assert infringement claims against us with respect to current or future technology or that any such assertion may not require us to enter into royalty arrangements or result in costly litigation. Furthermore, our proposed future products and services may not be proprietary and other companies may already be providing these products and services.

Environmental Issues

Our business currently does not implicate any environmental regulation.

Industry Overview

Iveda is in AI space providing critical intelligence to video surveillance systems and IoT space providing digital transformation solutions to cities around the world. Both industry segments are projected to grow significantly. According to International Data Corporation (IDC) Worldwide Artificial Intelligence Spending Guide, global spending on AI is forecast to double over the next four years from USD 50.1 billion in 2020 to more than USD110 billion in 2024. Spending on AI systems will accelerate over the next several years as organizations deploy artificial intelligence as part of their digital transformation efforts and to remain competitive in the digital economy.

According to Fortune Business Insights, the global IoT market size was USD 308.97 billion in 2020, exhibiting a growth of 23.1% in 2020 compared to the average year-on-year growth during 2017-2019. The market is projected to grow from USD 381.30 billion in 2021 to USD 1,854.76 billion in 2028.

Item 1A. Risk Factors.

An investment in our securities is highly speculative and involves a high degree of risk. You should carefully consider the following risk factors, together with all of the information included in this Registration Statement before making an investment decision to buy our securities. We believe the risks and uncertainties described below are the most significant we face. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition, or results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

Risk Related to Our Business

Our Financial Statements Contain A Going Concern Opinion.

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We generated accumulated losses of approximately $38 million from January 2005 through December 31, 2020 and have insufficient working capital and cash flows to support operations. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

We Have Incurred Significant Net Losses Since Our Inception And May Not Be Able To Achieve Or Maintain Profitability On An Annual Basis In The Future.

We have incurred significant net losses since our inception. For the years ended December 31, 2020 and 2019, we incurred net losses of approximately $1.6 million and $1.2 million, respectively, and had accumulated losses of approximately $38 million through December 31, 2020. We cannot predict if we will achieve or maintain annual profitability in the near future or at all. The expected growth due to the recent change in our revenue model may not be sustainable or may decrease, and we may not generate sufficient revenue to achieve or maintain annual profitability. Our ability to achieve and maintain annual profitability depends on a number of factors, including our ability to attract and service customers on a profitable basis and the growth of the video surveillance industry. If we are unable to achieve or maintain annual profitability, we may not be able to execute our business plan, our prospects may be harmed, and our stock price could be materially and adversely affected.

We Have Incurred A Significant Reduction In Revenues During 2020 and First Quarter 2021 Related To The Global Effects That The COVID-19 Pandemic Have Had On The Worldwide Economy.

The COVID-19 pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where the Company has offices, employees, customers, vendors and other suppliers and business partners.

Like most businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. By that time, much of our first fiscal quarter was completed. During the remainder of 2020 and the first quarter of 2021, the Company observed decreases in demand from certain customers, including primarily municipalities and commercial customers in Taiwan as well as delays in project timelines in Taiwan. However, the Company is beginning to experience an increase in demand for the three months ended June 30, 2021, compared to the last half of 2020.

Given the fact that the Company’s products are sold through a variety of distribution channels, the Company expects its sales will experience more volatility as a result of the changing and less predictable operational needs of many customers as a result of the COVID-19 pandemic. The Company is aware that many companies, including many of its suppliers and customers, are reporting or predicting negative impacts from COVID-19 on future operating results. Although the Company observed significant declines in demand for its products from certain customers during 2020 and the first quarter of 2021, the Company believes that the impact of the COVID-19 remains too fluid and unknown, hindering the Company from determining the long-term demand for current products. The Company also cannot be certain how demand may shift over time as the impacts of the COVID-19 pandemic may go through several phases of varying severity and duration.

The Company does not expect there to be material changes to its assets on its balance sheet or its ability to timely account for those assets. The Company has also reviewed the potential impacts on future risks to the business as it relates to collections, returns and other business-related items.

To date, travel restrictions and border closures have not materially impacted its ability to obtain inventory or manufacture or deliver products or services to customers. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm the business over the long term. Travel restrictions impacting people can restrain our ability to assist its customers and distributors as well as impact its ability to develop new distribution channels, but at present the Company does not expect these restrictions on personal travel to be material to our business operations or financial results. The Company has taken steps to restrain and monitor its operating expenses and therefore it does not expect any such impacts to materially change the relationship between costs and revenues.

Like most companies, the Company has taken a range of actions with respect to how it operates to assure it complies with government restrictions and guidelines as well as best practices to protect the health and well-being of its employees and its ability to continue operating its business effectively. To date, the Company has been able to operate its business effectively using these measures and to maintain internal controls as documented and posted. The Company also has not experienced challenges in maintaining business continuity and does not expect to incur material expenditures to do so. However, the impacts of COVID-19 and efforts to mitigate the same have remained unpredictable and it remains possible that challenges may arise in the future.

The actions the Company has taken so far during the COVID-19 pandemic include, but are not limited to requiring all employees who can work from home to work from home and increasing its IT networking capability to best assure employees can work effectively outside the office.

The Company currently believes revenue for the year ending December 31, 2021 will still be impacted due to the conditions noted. Based on the Company’s current cash position and its projected cash flow from operations, the Company believes that it will have sufficient capital and or have access to sufficient capital through public and private equity and debt offerings to sustain operations for a period of one year following the date of this filing. If business interruptions resulting from the COVID-19 pandemic were to be prolonged or expanded in scope, the business, financial condition, results of operations and cash flows would be negatively impacted. The Company will continue to actively monitor this situation and will implement actions necessary to maintain business continuity.

We Need To Raise Significant Additional Funding.

At our current estimated burn rate, we have sufficient capital to continue our operations for only a short period of time. Accordingly, we must raise capital to continue as a going concern. In December 2020, our Board of Directors approved a new private financing round to accredited investors up to $5 million. As of September 1, 2021, we raised approximately $1.5 million through the sale of our Common Stock. There is no assurance that we can raise additional funding to continue as a going concern or to operate profitably. Any inability to obtain additional financing when needed could require us to significantly curtail or cease operations.

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Even if funding is available to us, we cannot assure investors that additional financing will be available on terms that are favorable to us or to our existing stockholders. Additional funding may be accomplished through the issuance of equity or debt securities that could be significantly dilutive to the percentage ownership of our existing stockholders. In addition, these newly issued securities may have rights, preferences, or privileges senior to those of existing stockholders. Accordingly, such a financing transaction could materially and adversely impact the price of our common stock.

We Depend On Certain Key Personnel.

Our future success is dependent on the efforts of key management personnel, particularly David Ly, our Chairman and Chief Executive Officer, Sid Sung, our President, Robert J. Brilon, our Chief Financial Officer, Luz Berg our General Manager and Chief Marketing Officer, and Gregory Omi, our Chief Technology Officer, each of whom is employed by us at will. Mr. Ly’s relationships within our industry are vital to our continued operations, and if Mr. Ly were no longer actively involved with us, we would likely be unable to continue our operations. The loss of one or more of our other key employees could also have a material adverse effect on our business, financial condition, and results of operations.

We also believe that our future success will be largely dependent on our ability to attract and retain highly qualified management, sales, and marketing personnel. We cannot assure investors that we will be able to attract and retain such personnel and our inability to retain such personnel or to train them rapidly enough to meet our expanding needs could cause a decrease in the overall quality and efficiency of our staff, which could have a material adverse effect on our business, financial condition, and results of operations.

Demand For Our Products May Be Lower Than We Anticipate.

We have limited resources to undertake reseller distribution activities. We cannot predict with certainty the potential customer demand for our Products or the degree to which we will meet that demand. If demand for our Products does not develop to the extent or as quickly as expected, we might not be able to generate enough revenue to become profitable.

We are currently targeting the sale of our Products to telecommunications companies and technology and systems integrators. Our strategy to target those organizations is based upon their interest and a number of assumptions, some or all of which could prove to be incorrect.

Even if markets for our Products develop, we could achieve a smaller share of those markets than we currently anticipate. Achieving market share will require substantial investment in technical, marketing, project management, and engineering functions to support the deployment of our Products. We cannot assure investors that our efforts will result in the attainment of sufficient market share to become profitable.

We Believe Industry Trends Support Our Open Source Systems, But If Trends Reverse We May Experience Decreased Demand.

The security and surveillance industry is characterized by rapid changes in technology and customer demands. We believe that the existing market preference for open source systems (systems capable of integrating a wide range of products and services through community and private-based cooperation, such as the Internet, Linux, and certain cameras used in our business) is strong and will continue for the foreseeable future. We cannot assure investors that customer demand for our products and the market’s preference for open source systems will continue. A lack of customer demand or a decline in the preference of open source systems could have a material adverse effect on our business, financial condition, and results of operations.

A Relatively Small Number Of Key Customers Account For A Significant Portion Of Our Revenue.

Historically, a significant portion of our revenue has come from a limited number of key customers. Revenue from three customers out of 30 total customers represented approximately 40% of total revenue for the six months ended June 30, 2021. These specific customers were 1) Chunghwa Telecom with 25%, 2) Shanghai Bank with 8%, and 3) High Fortune with 7% (all Taiwan companies). Chunghwa Telecom revenues represented 21% of total revenue for the six months ended June 30, 2020, and 28% and 55% of total revenues for the years ended December 31, 2020 and 2019, respectively. Total number of customers were 33, 35, and 42, for the six months ended June 30, 2020 and years ended December 31, 2020 and 2019, respectively. 50% of the total accounts receivable at June 30, 2021 were from two customers out of a total of 28 customer accounts receivable accounts. These specific customers were 1) MOH and Assoc with 29% and 2) Chunghwa Telecom with 21% representing approximately 50% of total accounts receivable at June 30, 2021. Our accounts receivable are unsecured, and we are at risk to the extent such amounts become uncollectible. Although we perform periodic evaluations of our customers’ credit and financial condition, we generally do not require collateral in exchange for our products and services provided on credit.

Material terms of the Chunghwa Telecom agreement include a contract period of one year 1/1/21 – 12/31/21 hardware/software system maintenance as required, 8-hour response time during office hours, hardware and software billed as required. Termination provision would be due of breach of contract and not cured within 10 days. There is no contract agreement with Shanghai Bank. Material terms of the High Fortune agreement includes a contract amount of $75,000 ($35,000 billed through June 30, 2021) to procure and install, equipment and software, then provide training manuals. Term of contract through 12/31/2021 and termination provision is breach of contract not cured within 10 days.

Our licensing business, in particular, may be susceptible to concentration of revenue, if through our licensing customers’ large consumer bases of end users. The loss of a key service provider customer, the delay, reduction, or cancellation of a significant order, or difficulty collecting on our accounts receivable from our service provider customers could have a material adverse effect on our business, financial condition, and results of operations.

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Payment terms for our U.S.-based segment require prepayment for our Products before they are shipped. For our U.S.-based segment, accounts receivable that are more than 120 days past due are considered delinquent. Payment terms for our Taiwan-based segment vary based on our agreements with our customers. Generally, we receive payment for our Products and services within one year of commencing the project, except that we retain 5% of the total payment amount and release such amount one year after the completion of the project. MEGAsys provides an allowance for doubtful accounts for any receivables that will not be paid within one year, which excludes such retained amounts. We have set up doubtful accounts receivable allowances of $3,000 and $0 for our Taiwan-based and U.S.-based segments, respectively, as of the year ended December 31, 2020. We deem the rest of our accounts receivable to be collectible based on certain factors, including the nature of the customer contracts and past experience with similar customers.

We Rely On MEGAsys, Our Taiwan Subsidiary, For A Significant Portion Of Our Revenue.

We rely on MEGAsys, our Taiwan subsidiary, for a significant portion of our revenue. For the six months ended June 30, 2021 MEGAsys operations accounted for 98% of the total revenue. For the years ended December 31, 2020 and 2019, MEGAsys’s operations accounted for 71% and 95% of our total revenue, respectively. If MEGAsys experiences a decline in customer demand for its services, an increase in supplier pricing, currency fluctuations, or general economic or governmental instability, our business, financial condition, and results of operations may be materially and adversely affected.

Rapid Growth May Strain Our Resources.

As we continue the commercialization of our Products, we expect to experience significant and rapid growth in the scope and complexity of our business, which may place a significant strain on our senior management team and our financial and other resources. Such growth, if experienced, may expose us to greater costs and other risks associated with growth and expansion. We may be required to hire a broad range of additional employees, including engineers, project managers, and other support personnel, among others, in order to successfully advance our operations. We may also be required to expand and enhance our technology to accommodate customized customer solutions. We may be unsuccessful in these efforts or we may be unable to project accurately the rate or timing of these increases.

The nature of our distribution channel business does not require us to increase our leased space. Our licensing partners may host our platforms in their own data centers or public cloud such as Amazon or Google. Our ability to manage our rapid growth effectively will require us to continue to improve our operations, to improve our financial and management information systems, and to train, motivate, and manage our employees.

This growth may place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our business, or the failure to manage growth effectively, could have a materially adverse effect on our business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm our business, financial condition, and results of operations.

We Depend On Third Party Manufacturers and Suppliers For The Products We Sell.

We have relationships with a number of third party manufacturers and suppliers that provide all of the hardware components of our Products. We have direct relationships with camera manufacturers in Taiwan for camera systems. Risks associated with our dependence upon third party manufacturers include the following: (i) reduced control over delivery schedules; (ii) lack of control over quality assurance; (iii) poor manufacturing yields and high costs; (iv) potential lack of adequate capacity during periods of excess demand; and (v) potential misappropriation of our intellectual property. Although we depend on third party manufacturers and suppliers for the Products we sell, risks are minimized because we do not depend exclusively on any one manufacturer or supplier. We utilize an open platform, which means that in order to deliver our services, we do not discriminate based on camera brand or manufacturer and our services can be used with a wide array of products.

We do not know if we will be able to maintain third party manufacturing and supply contracts on favorable terms, if at all, or if our current or future third-party manufacturers and suppliers will meet our requirements for quality, quantity, or timeliness. Our success depends in part on whether our manufacturers are able to fill the orders we place with them in a timely manner. If our manufacturers fail to satisfactorily perform their contractual obligations or fill purchase orders we place with them, we may be required to pursue replacement manufacturer relationships.

If we are unable to find replacements on a timely basis, or at all, we may be forced to either temporarily or permanently discontinue the sale of certain products and associated services, which could expose us to legal liability, loss of reputation, and risk of loss or reduced profit. We believe that our present suppliers offer products that are superior to comparable products available from other suppliers. In addition, we have development partner relationships with many of our present suppliers, which provide us with greater control over future enhancements to the products we sell. Our business, financial condition, results of operation, and reputation could be adversely impacted if we are unable to provide quality products to our customers in a timely manner.

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We could also be adversely affected by an increase in our manufacturers’ prices for our product components or a significant decline in our manufacturers’ financial condition. Our manufacturers’ prices may increase as a result of internal price determinations, fluctuations in the prices of raw materials, natural disasters, raw material shortages, or other events beyond our control. If our relationship with any one of our manufacturers is terminated and we cannot successfully establish a relationship with an alternative manufacturer that offers similar services at similar prices, our costs could increase, adversely affecting our operations.

We Operate In A Highly Competitive Industry And Our Failure To Compete Effectively May Adversely Affect Our Ability To Generate Revenue.

We believe that our products offer more functions and priced better than our competitors. However, some companies may be developing a similar product, including companies that may have significantly greater financial, technical, and marketing resources, larger distribution networks, and that generate greater revenue and have greater name recognition than we do. Those companies may develop products that are superior to those that we offer. Such competition may potentially affect our chances of achieving profitability.

Some of our competitors may conduct more extensive promotional activities and may offer lower prices to customers than we can, which could allow them to gain greater market share or prevent us from increasing our market share. In the future, we may need to decrease our prices to remain competitive. Our competitors may be able to respond more quickly to new or changing opportunities, technologies, and customer requirements. To be successful, we must carry out our business plan, establish and strengthen our brand awareness through marketing, effectively differentiate our services from those of our potential competitors, and build our network of service providers, while maintaining a superior platform and level of service, which we believe will ultimately differentiate our Products from those of our competitors. We may have to substantially increase marketing and development activities to compete effectively.

Future Legislation Or Governmental Regulations Or Policies Governing The Security and Surveillance Industry Or Consumer Privacy Could Have A Significant Impact On Our Operations.

The security and surveillance industry and consumer data privacy are subject to government regulation. Future changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any applicable laws or regulations could result in substantial fines or revocation of any required operating permits and licenses. If laws and regulations change or we fail to comply in the future, our business, financial condition, and results of operations could be materially and adversely affected.

In April 2009, the Department of Homeland Security (DHS), the DHS approved us as a Qualified Anti-Terrorism Technology (QATT) provider under a formal SAFETY Act Designation.

A technology may not receive Certification without having first received Designation. To receive SAFETY Act Certification, the Department must conclude that the technology will perform as intended, conforms to the seller’s specifications, and is safe for use as intended. Similar to the Designation application process, due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. We applied for Certification during 2014 and in January 2016, our Designation was elevated to a Certification.

We submitted our renewal application in August 2019 prior to the expiration of our Certifcation in October 2019. During this time, we have been in constant communication with the Science and Technology Directorate at the SAFETY Act office related to updating our information. We are now awaiting final approval for recertification. Our products are not considered to be certified during the renewal process, but we do not expect this to significantly impact our ability to sell our technology in the U.S. or international customers.

Any amendments or interpretive guidance related to the SAFETY Act may affect our ability to retain our SAFETY Act Certification and may increase the costs of compliance. Because we view our SAFETY Act Certification as a differentiating factor among our industry peers, if laws and regulations change relating to the SAFETY Act or if we fail to comply with the SAFETY Act in the future, our business, financial condition, and results of operations could be materially and adversely affected. Our Certification is currently in the process of renewal and there are no guarantees that our Certification will be renewed. We have been advised that due to the pandemic, limited personnel were assigned to the department handling renewals. According to recent communication from the DHS, our application is being routed through clearance to ensure everything we submitted has been verified. We intend to communicate the results of this process to investors through a press release distributed via a news wire service and will be posted on our website.

Our SAFETY Act Certification covers the entire company as a Qualified Anti-Terrorism Technology. The SAFETY Act creates certain liability limitations for “claims arising out of, relating to, or resulting from an Act of Terrorism” where Qualified Anti-Terrorism Technologies have been deployed. The term “act of terrorism” means any act that the Secretary determines meets the requirements under subparagraph (b) of the Act. An act meets the requirements of this subparagraph if the act- (i) is unlawful; (ii) causes harm to a person, property, or entity, in the United States, and (iii) uses or attempts to use instrumentalities, weapons or other methods designed or intended to cause mass destruction, injury or other loss to citizens or institutions of the United States. MEGAsys is our wholly owned subsidiary, and we use the same technology and products to provide solutions to our Customers. The Certification, if renewed is granted by the U.S. government and the liability protection only applies to customers that are U.S.-based. MEGAsys does not receive liability protection from the Certification. The Company believes the lack of liability protection from the Certification will have no significant effect on the MEGAsys results of operations. The Company believes the Certification has an intrinsic value for the company as a whole as a marketing tool but does not believe it will have a material effect on the results of operations if it is not renewed.

If Our Information Security Measures Are Breached And Unauthorized Access Is Obtained, Existing And Potential Service Providers May Not Perceive Our Software And Services As Being Secure And May Terminate Their Licensing Agreements Or Fail To Order Additional Products And Services.

Our software involves the monitoring of cameras that may be recording sensitive areas of end users’ facilities and the storage of sensitive data obtained from such cameras. Our software utilizes data and other security measures that are comparable to those used by financial institutions. However, because we no longer host the platform at our own data centers, information security risks associated with data centers are borne by the service providers. If we or any of our service providers or their end-users experience any breach of security in our software, we may be required to expend significant capital and resources to help restore our service providers’ systems. Furthermore, because techniques used to obtain unauthorized access to information systems change frequently and generally are not recognized until launched against a target, we may not be able to anticipate those techniques or to implement adequate preventative measures. Given the nature of our business and the business of the service providers we serve, if unauthorized parties gain access to our or our service providers’ information systems or such information is used in an unauthorized manner, misdirected, lost, or stolen during transmission, any theft or misuse of such information could result in, among other things, unfavorable publicity, governmental inquiry and oversight, difficulty in marketing our software, allegations by our service providers that we have not performed our contractual obligations, termination of services by existing customers, litigation by affected parties, and possible financial obligations for damages related to the theft or misuse of such information, any of which could have a material adverse effect on our business, financial condition, and results of operations.

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Our Property And Business Interruption Insurance Coverage Is Limited And May Not Compensate Us Fully For Losses That May Occur As A Result Of A Disruption To Our Business.

Our property and business interruption insurance coverage is limited and is subject to deductibles and coverage limits. In the event that we experience a disruption to our business, our insurance coverage may not compensate us fully for losses that may occur. Any damage or failure that causes interruptions to our business could have a material adverse effect on our business, financial condition, and results of operations.

The Timing Of Our Revenue Can Vary Depending On How Long Customers Take To Evaluate Our Platform.

It is difficult to forecast the timing of revenue because the development period for a customized system or solution may be lengthy. In addition, our larger customers may need a significant amount of time to evaluate our products before purchasing them, and our governmental customers are subject to budgetary and other bureaucratic processes that may affect the timing of payment. The period between initial customer contact and a purchase by a customer varies greatly depending on the customer and historically has taken several months. During the evaluation period, customers may defer or reduce proposed orders of products or systems for various reasons, including (i) changes in budgets and purchasing priorities, (ii) decreased market adoption expectations, (iii) a reduced need to upgrade existing systems, (iv) introduction of products by competitors, and (v) general market and economic conditions.

We Are Subject To Certain Risks Inherent In Managing And Operating Businesses In Many Different Foreign Jurisdictions.

We have significant international operations in Asia. There are risks inherent in operating and selling products and services internationally, including the following: different regulatory environments and reimbursement systems; difficulties in enforcing agreements and collecting receivables through certain foreign legal systems; foreign customers who may have longer payment cycles than customers in the United States; fluctuations in foreign currency exchange rates; tax rates in certain foreign countries that may exceed those in the United States and foreign earnings that may be subject to withholding requirements; the imposition of tariffs, exchange controls, or other trade restrictions; general economic and political conditions in countries where we operate or where our customers reside; government control of capital transactions, including the borrowing of funds for operations or the expatriation of cash; potential adverse tax consequences; security concerns and potential business interruption risks associated with political or social unrest in foreign countries where our facilities or assets are located; difficulties associated with managing a large organization spread throughout various countries; difficulties in enforcing intellectual property rights and weaker intellectual property rights protection in some countries; required compliance with a variety of foreign laws and regulations; and differing customer preferences. The factors described above may have a material adverse effect on our business, financial condition, and results of operations.

We Rely On Service Providers To Distribute Our Products To Customers.

We rely on service providers to distribute our Products to their customers. We plan to continue our internal sales activity for the foreseeable future to service large service provider and government accounts. If our relationship with any of our larger service providers is terminated and we are not successful in establishing a relationship with an alternative service provider that offers similar services at similar prices, our business could decline.

Our Ability To Use Our Net Operating Loss Carryforwards And Certain Other Tax Attributes May Be Limited, Which Could Potentially Result In Increased Tax Liabilities To Us In The Future.

In prior years, we have suffered losses, for tax and financial statement purposes that generated significant federal and state net operating loss carryforwards. As of December 31, 2020, we had approximately $28.0 million of federal and $2.8 million of state net operating loss carryforwards, which we believe could offset otherwise taxable income in the United States and Arizona. Our federal net operating loss carryforwards begin to expire in 2025. Our state net operating loss carryforwards, which are applicable in California and Arizona, began to expire in 2014. Although these net operating loss carryforwards may be used against taxable income in future periods, we will not receive any tax benefits from the losses we incurred unless, and only to the extent that, we have taxable income during the period prior to their expiration. In addition, our ability to use the net operating loss carryforwards would be severely limited in the event we complete a transaction that results in an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended.

Risks Related to Our Intellectual Property

We Could Incur Substantial Costs Defending Against Claims That Our Products Infringe On The Proprietary Rights Of Others.

We do not have any patents. The scope of any intellectual property rights that we have is uncertain and may not be sufficient to prevent infringement claims against us or claims that we have violated the intellectual property rights of third parties. We were named as a defendant in two patent-related lawsuits, both of which have been settled.

Competitors may have filed applications for or may have been issued patents and may obtain additional patents and proprietary rights relating to products or processes that compete with or are related to our products and services. The scope and viability of these patents, the extent to which we may be required to obtain licenses under these patents or under other proprietary rights, and the cost and availability of licenses are unknown, but these factors may limit our ability to market our products and services.

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Third parties could claim infringement by us with respect to any patents or other proprietary rights that they hold, and we cannot assure investors that we would prevail in any such proceeding as the intellectual property status of our current and future competitors’ products and services is uncertain. Any infringement claim against us, whether meritorious or not, could be time-consuming, result in costly litigation or arbitration and diversion of technical and management personnel, or require us to develop non-infringing technology or to enter into royalty or licensing agreements.

We may not be successful in developing or otherwise acquiring rights to non-infringing technologies. Royalty or licensing agreements, if required, may not be available on terms acceptable to us, or at all, and could significantly harm our business and operating results. A successful claim of infringement against us or our failure or inability to license the infringed or similar technology could require us to pay substantial damages and could harm our business because we would not be able to continue operating our Products without incurring significant additional expense.

In addition, to the extent we agree to indemnify customers or other third parties against infringement of the intellectual property rights of others, a claim of infringement could require us to incur substantial time, effort, and expense to indemnify these customers and third parties and could disrupt or terminate their ability to use, market, or sell our products. Furthermore, our suppliers may not provide us with indemnification in the event that their products are found to infringe upon the intellectual property rights of any third parties, and if they do not, we would be forced to bear any resulting expense.

We Depend On Our Intellectual Property.

Our success and ability to compete depends in part on our proprietary Cerebro Smart IoT Platform and IvedaAI intelligent video search technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we may not be able to compete as effectively. We consider our proprietary platform invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. We do not currently hold any patents. The measures we take to protect our technologies and other intellectual property rights, which presently are based upon trade secrets, may not be adequate to prevent their unauthorized use.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market products, services, and technologies similar to ours, which could reduce demand for our Products, services, and technologies. We may be unable to prevent unauthorized parties from attempting to copy or otherwise obtaining and using our Products or technology. Policing unauthorized use of our technology is difficult, and we may not be able to prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our intellectual property as fully as those in the United States. Others may circumvent the trade secrets, trademarks, and copyrights that we currently or in the future may own. We do not have patent protection with respect to our software or systems, although we are considering seeking such protection.

We seek to protect our proprietary intellectual property, which includes intellectual property that may only be protectable as a trade secret, in part by confidentiality agreements with our employees, consultants, and business partners. These agreements afford only limited protection and may not provide us with adequate remedies for any breach or prevent other persons or institutions from asserting rights to intellectual property arising out of these relationships. See “Business – Intellectual Property.”

We Could Incur Substantial Costs Defending Our Intellectual Property From Infringement By Others.

Unauthorized parties may attempt to copy aspects of our proprietary software or to obtain and use our other proprietary information. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of the proprietary rights of others. We may not have the financial resources to prosecute any infringement claims that we may have. Any litigation could result in substantial costs and diversion of resources with no assurance of success.

Risk Related to Ownership of Our Securities

Unless Or Until We List Our Common Stock On NASDAQ Or Another Securities Exchange, Our Common Stock Will Be Deemed A “Penny Stock,” Which Makes It More Difficult For Our Investors To Sell Their Shares.

Unless or until our common stock lists on the Nasdaq Capital Market or another securities exchange, our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules generally apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stocks to persons other than “established customers” complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our common stock. If our common stock is subject to the penny stock rules, investors will find it more difficult to dispose of our common stock.

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We May Not Be Able To Access The Equity Or Credit Markets.

We face the risk that we may not be able to access various capital sources, including investors, lenders, or suppliers. Failure to access the equity or credit markets from any of these sources could have a material adverse effect on our business, financial condition, results of operations, and future prospects.

Future Sales Of Our Common Stock In The Public Market By Our Existing Stockholders, Or The Perception That Such Sales Might Occur, Could Depress The Market Price Of Our Common Stock.

The market price of our common stock could decline as a result of the sales of a large number of shares of our common stock in the market by the selling stockholders, and even the perception that these sales could occur may depress the market price of our common stock.

Future Sales And Issuances Of Our Common Stock Or Rights To Purchase Common Stock By Us, Including Pursuant To Our Equity Incentive Plans, Could Result In Additional Dilution Of Percentage Ownership Of Our Stockholders And Could Cause Our Stock Price To Fall.

We intend to issue additional securities pursuant to our equity incentive plans and may issue equity or convertible securities in the future. To the extent we do so, our stockholders may experience substantial dilution. We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales and new investors could gain rights superior to our existing stockholders.

There Is A Limited Market For Our Common Stock.

Our common stock is quoted on OTC Markets under the symbol “IVDA”. The liquidity of our common stock is very limited and is affected by our limited trading market. The OTC Markets is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they may tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result, any broker-dealer that makes a market in our common stock or other person that buys or sells our common stock could have a significant influence over its price at any given time. We cannot assure our stockholders that a market for our common stock will be sustained. There is no assurance that our common stock will have any greater liquidity than common stock that does not trade on a public market.

Our Reporting Obligations As A Public Company Are Costly.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Securities Act. These rules, regulations and requirements are extensive. We may incur significant costs associated with our public company corporate governance and reporting requirements. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

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Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

We Do Not Intend To Pay Dividends On Our Common Stock So Any Returns Will Be Limited To The Value Of Our Stock.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain any future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will be limited to the value of their stock.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity, our operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

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Item 2. Financial Information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our unaudited condensed consolidated financial statements and associated notes appearing elsewhere in this Form 10 and with our audited consolidated financial statements for the year ended December 31, 2020 included in this Form 10.

Note Regarding Forward-Looking Information

This Report on Form 10 contains forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Form 10, including statements regarding future events, our future financial performance, business strategy, and plans and objectives for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks outlined under “Risk Factors”, “Liquidity and Capital Resources” with respect to our ability to continue to generate cash from operations or new investment, or elsewhere in this Report on Form 10 or discussed in our audited consolidated financial statements for the year ended December 31, 2020, which may cause our or our industry’s actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

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Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Conditions and Results of Operations is based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. A description of our critical accounting policies and related judgments and estimates that affect the preparation of our financial statements is set forth in our audited consolidated financial statements for the year ended December 31, 2020. Such policies are unchanged.

Overview

Iveda has been offering real-time IP video surveillance technologies to our customers since 2005. While we still offer video surveillance technologies, our core product line has evolved to include AI intelligent search technology that provide true intelligence to any video surveillance system and IoT (Internet of Things) devices and platforms. Our evolution is in response to digital transformation demands from many cities and organizations across the globe. Our IvedaAI intelligent video search technology adds critical intelligence to normally passive video surveillance systems. IvedaAI provides AI functions to any IP camera and most popular network video recorders (NVR) and video management systems (VMS). IvedaAI comes with an appliance or server, preconfigured with multiple AI functions based on the end user requirements.

AI Functions

●	Object Search
●	Face Search (No Database Required)
●	Face Recognition (from a Database)
●	License Plate Recognition (100+ Countries), includes make and model
●	Intrusion Detection
●	Weapon Detection
●	Fire Detection
●	People Counting
●	Vehicle Counting
●	Temperature Detection
●	Public Health Analytics (Facemask Detection,
●	QR and Barcode Detection

Key Features

●	Live Camera View
●	Live Tracking
●	Abnormality Detection – Vehicle/Person wrong direction detection
●	Vehicle/Person Loitering Detection
●	Fall Detection
●	Illegal Parking Detection
●	Heatmap Generation

IvedaAI consists of deep-learning video analytics software running in a computer/server environment that can either be deployed at an edge level or data center for centralized cloud model. We combined hardware and artificial intelligence software for fast and efficient video search for objects stored in an external (NVR) or storage device and live streaming video data from any IP camera.

IvedaAI works with any ONVIF-compliant IP cameras and most popular NVR/VMS (Video Management System) platforms, enabling accurate search across dozens to thousands of cameras in less than 1 second. IvedaAI products are designed to maximize efficiency, save time, and cut cost. Instead of watching hours of video recording after-the-fact, users can set up alerts.

Iveda offers many IoT sensors and devices for various applications such as energy management, smart home, smart building, smart community and patient/elder care. Our gateway and station serve as the main hub for sensors and devices in any given area. They are equipped with high-level communication protocols such as Zigbee, WiFi, Bluetooth, and USB. They connect to the Internet via Ethernet or cellular data network. We provide IoT platforms that enable centralized device management and push digital services on a massive scale. Our smart devices include water sensor, environment sensor, entry sensor, smart plug, siren, body temperature pad, care watch and tracking devices.

We also offer smart power technology for office buildings, schools, shopping centers, hotels, hospitals, and smart city projects. Our smart power hardware is equipped with an RS485 communication interface allowing the meters to be connected to various third-party SCADA software for monitoring and control purposes. This line of product includes smart power, water meter, smart lighting controls systems, and smart payment system.

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Iveda’s Cerebro manages all the components of our smart power technology including statistics on energy consumption. Cerebro is a software platform designed to integrate multiple unconnected energy, security and safety applications and devices and control them through one comprehensive user interface.

Cerebro’s roadmap includes dashboard for all of Iveda’s platforms for central management of all devices. Cerebro is system agnostic and will support cross-platform interoperability. The common unified user interface will allow remote control of platforms, sensors and subsystems throughout an entire environment. This integration and unification of all subsystems enable acquisition and analysis of all information on one central command center, allowing comprehensive, effective, and overall management and protection of a city.

In the last few years, the smart city concept has been a hot topic among cities across the globe. With little to no human interaction, technology increases efficiency, expedites decision making, and reduces response time. Dwindling public safety budgets and resources has necessitated the transformation. More and more municipalities are using next-generation technologies to improve the safety and security of its citizens. Our response is our complete suite of IoT technologies, including AI intelligent video search technology, smart sensors, tracking devices, video surveillance systems, and smart power.

We license our platform and sell IoT hardware to service providers such as telecommunications companies, integrators and other technology resellers already providing services to an existing customer base. Partnering with service providers that have an existing loyal customer base allows us to focus on servicing just a handful of our partners and concentrating on our technology offering. Service providers leverage their end-user infrastructure to sell, bill, and provide customer service for Iveda’s product offering. This business model provides dual revenue streams – one from hardware sales and the other from monthly licensing fees.

In April 2009, after eighteen months of due diligence by the Department of Homeland Security (DHS), the DHS approved us as a Qualified Anti-Terrorism Technology (QATT) provider under a formal SAFETY Act Designation giving the technology a measure of liability protection. Due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. The purpose of completing the SAFETY Act Designation application is for the seller of a technology, to explain to the DHS how the technology qualifies for the system of risk management and litigation management under the SAFETY Act. The application is designed to elicit the information that will allow the DHS to understand exactly what the seller’s technology is, and how it relates to the criteria for Designation set forth in the SAFETY Act.

A technology could not receive Certification status without having first received Designation status and holding that status for 5 years. To receive SAFETY Act Certification, the Department must conclude that the technology will perform as intended, conforms to the seller’s specifications, and is safe for use as intended. Similar to the Designation application process, due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. We applied for certification in 2014 and after additional months of due diligence by DHS, in January 2016, our Designation was elevated to a Certification. SAFETY Act Certification provides sellers of a Qualified Anti-Terrorism Technology (QATT) with an additional measure of liability protection. This additional measure of liability protection is not specifically quantified by the Safety Act. The sellers of QATTs that receive SAFETY Act Certification are entitled to all of the liability protections that accompany SAFETY Act Designation as well as the rebuttable presumption that the government contractor defense applies to claims arising out of, relating to, or resulting from an act of terrorism. QATTs that received Certification are placed on the Approved Technologies list for Homeland Security.

We submitted our renewal application in August 2019 prior to the expiration of our Certification in October 2019. During this time, we have been in constant communication with the Science and Technology Directorate at the SAFETY Act office related to updating our information. We are now awaiting final approval for recertification. Our products are not considered to be certified during the renewal process, but we do not expect this to significantly impact our ability to sell our technology in the U.S. or international customers. We intend to communicate the results of this process to investors through a press release distributed via a news wire service and will be posted on our website.

Our SAFETY Act Certification covers the entire company as a Qualified Anti-Terrorism Technology. The SAFETY Act creates certain liability limitations for “claims arising out of, relating to, or resulting from an Act of Terrorism” where Qualified Anti-Terrorism Technologies have been deployed. The term “act of terrorism” means any act that the Secretary determines meets the requirements under subparagraph (b) of the Act. An act meets the requirements of this subparagraph if the act- (i) is unlawful; (ii) causes harm to a person, property, or entity, in the United States, and (iii) uses or attempts to use instrumentalities, weapons or other methods designed or intended to cause mass destruction, injury or other loss to citizens or institutions of the United States. . MEGAsys is our wholly-owned subsidiary and we use the same technology and products to provide solutions to our Customers. The Certification, if renewed is granted by the U.S. government and the liability protection only applies to customers that are U.S.-based. MEGAsys does not receive liability protection from the Certification. The Company believes the lack of liability protection from the Certification will have no significant effect on the MEGAsys results of operations. The Company believes the Certification has an intrinsic value for the company as a whole as a marketing tool but does not believe it will have a material effect on the results of operations if it is not renewed.

MEGAsys®, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City. MEGAsys combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through MEGAsys, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. MEGAsys is our research and development arm, working with a team of developers in Taiwan.

In April, 2011, we completed our acquisition of MEGAsys®, a company founded in 1998 by a group of sales and research and development professionals from Taiwan Panasonic Company. MEGAsys, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City initiatives in Taiwan and other neighboring countries. MEGAsys combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through MEGAsys, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. MEGAsys is our research and development arm, working with a team of developers and managing our relationship with the Industrial Technology Research Institute (“ITRI”) in Taiwan. MEGAsys also houses the application engineering team that supports Sentir implementation for our service provider customers in Asia. The Company depends on MEGAsys as the majority of the company’s revenues have come from MEGAsys since we acquired them in April 2011. For the six months ended June 30, 2021 MEGAsys operations accounted for 98% of the total revenue. For the years ended December 31, 2020 and 2019, MEGAsys’s operations accounted for 71% and 95% of our total revenue, respectively.

The acquisition of MEGAsys provided the following benefits to our business:

●	An established presence and credibility in Asia and access to the Asian market.

●	Relationships in Asia for cost-effective research and development of new product offerings and securing the best pricing for end user devices.

●	Sourcing of products directly using MEGAsys’s product sourcing expertise to enhance our custom integration capabilities.

●	Enhancements to the global distribution potential for our products and services.

In April 2009, the Department of Homeland Security (“DHS”) approved us as a Qualified Anti-Terrorism Technology provider under a formal SAFETY Act Designation. The designation gives us, our partners, and our customers certain liability protection. We became the first company to offer real-time Internet Protocol (“IP”) video hosting and remote surveillance services with a SAFETY Act Designation. Our SAFETY Act Designation was renewed in October 2014. In January 2016, after thoroughly reviewing the analysis of the DHS Office of SAFETY Act, the Deputy Under Secretary of Science and Technology has determined that our technology satisfies the criteria set forth in Section 442(d)(s) of the SAFETY Act and in Section 25.8(a) of the Regulations and officially issued a Certification. A Certificate of Conformance of Technology was issued and our video surveillance products and services were placed on “Approved Products List for Homeland Security.”

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In November 2012, we signed a cooperation agreement with ITRI, a research and development organization based in Taiwan. Together with ITRI, we have developed cloud-video services. Pursuant to the cooperation agreement, we received the right to license some of ITRI’s patents that were used in the development. We also have exclusive rights to license the products and services we develop in cooperation with ITRI.

In June and August 2014, in collaboration with our local partner in the Philippines, we shipped our ZEE® cloud plug-and-play cameras for delivery to the Philippine Long Distance Telephone Company (“PLDT”) for distribution to its customers with a cloud video surveillance service offering, utilizing our Sentir platform.

New Accounting Standards

There were no new standards recently issued which would have an impact on our operations or disclosures.

Results of Operations

Net Revenue. We recorded net consolidated revenue of $560,692 for the three months ended June 30, 2021, compared to $410,280 for the three months ended June 30, 2020, an increase of $150,412, or 37%. In the three months ended June 30, 2021, our recurring service revenue was $84,682, or 15% of net consolidated revenue, and our equipment sales and installation revenue was $475,000, or 85% of net consolidated revenue, compared to recurring service revenue of $56,333, or 14% of net consolidated revenue, and equipment sales and installation revenue of $350,838, or 86% of net consolidated revenue, for the same period in 2020. Our U.S.-based segment saw a decrease of ($113,820) in net consolidated revenue during the three months ended June 30, 2021, while our Taiwan-based segment revenue increased by 264,232 during the same period. The decrease in U.S.-based segment revenue was due to limited sales of equipment to our customers during our transition to IvedaAI products. The increase in Taiwan-based segment revenue was primarily due to additional long-term contracts awarded and started during the three months ended June 30, 2021. See COVID-19 effects discussion below in Liquidity and Capital Resources.

We recorded net consolidated revenue of $893,272 for the six months ended June 30, 2021, compared to $886,403 for the six months ended June 30, 2020, an increase of 6,869 or 1%. For the six months ended June 30, 2021 MEGAsys operations accounted for 98% of the total revenue. In the six months ended June 30, 2021, our recurring service revenue was $112,980 or 13% of revenue, and our equipment sales and installation revenue was $779,105 or 87% of revenue, compared to recurring service revenue of $100,351 or 11% of revenue, and equipment sales and installation revenue of $780,508 or 88% of revenue for the same period in 2020. The decrease in consolidated net revenue was slight but as noted during the three months ended June 30, 2021 long-term contracts that were awarded began in the three months ended June 30, 2021 in Taiwan but the U.S.-based segment revenue decrease of ($133,820) was due to limited sales of equipment to our customers during our transition to IvedaAI products. See COVID-19 effects discussion below in Liquidity and Capital Resources.

Cost of Revenue. Total cost of revenue was $427,457 (76% of revenue, representing a gross margin of 24%) for the three months ended June 30, 2021, compared to $83,550 (20% of revenue; representing a gross margin of 80%) for same period in 2020, a increase of $343,907, or 412%. The U.S.-based segment decrease in cost of revenue corresponds with decreased equipment sales. The Taiwan-based segment significant decrease in cost of revenue were primarily due to less revenues and cost reductions related to Covid-19 delays from the same period in 2021.

Total cost of revenue was $645,008 (72% of revenues; gross margin of 28%) for the six months ended June 30, 2021, compared to $560,073 (63% of revenues; representing a gross margin of 38%) for the six months ended June 30, 2020, an increase of $84,935 or 15%. The increase of cost of revenue and decrease of gross margin was primarily due to delays in large project revenues in Taiwan during the six months ended June 30, 2021.

Operating Expenses. Operating expenses were $789,830 for the three months ended June 30, 2021, compared to $450,050 for the same period in 2020, an increase of 339,780, or 75%. The increase in operating expenses was primarily related to a ramp up in personnel in the US based administrative, sales and technical support personnel as well as research and development expenses for IvedaAI. Additional expenses have been incurred during this period with an effort to get financial information filed with the OTC Markets and filing of the Form 10.

Operating expenses were $1,343,306 for the six months ended June 30, 2021, compared to $853,660 for the six months ended June 30, 2020, an increase of $489,646 or 57%. The increase in operating expenses was primarily related to a ramp up in personnel in the US based administrative, sales and technical support personnel as well as research and development expenses for IvedaAI. Additional expenses have been incurred during this period with an effort to get financial information filed with the OTC Markets and filing of the Form 10.

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Loss from Operations. As a result of the increase in operating expenses, loss from operations increased to ($642,422) for the three months ended June 30, 2021, compared to ($123,319) for the same period in 2020, an increase in loss of ($519,102), or (421%).

Primarily as a result of the increase in operating expenses the loss from operations increased to ($1,095,041) for the six months ended June 30, 2021, compared to ($527,330) for the six months ended June 30, 2020, an increase in loss of ($567,711) or (108%).

Other Expense-Net. Other expense-net was ($45,162) for the three months ended June 30, 2021, compared to ($24,118) for the same period in 2020, an increase of ($21,044), or (87%). The change is primarily due to the increase in interest expense related to US based debentures issued during starting in 2019 to February 2021.

Other expense-net was ($227,256) for the six months ended June 30, 2021, compared to ($58,036) for the six months ended June 30, 2020, an increase of ($169,219) or (292%) primarily related to the increase in interest expense from the US based debentures issued during starting in 2019 to February 2021. A significant non-cash interest expense has been recorded for the value of convertible features of debentures issued as well as the warrants issued as incentives for the convertible debentures.

Net Loss. Net loss was ($687,584) for the three months ended June 30, 2021, compared to ($147,438) for the same period in 2020. The increase of ($540,146), or (366%), was primarily due to an increase in operating expenses which was primarily related to a ramp up in personnel in the US based administrative, sales and technical support personnel as well as research and development expenses for IvedaAI. Additional expenses have been incurred during this period with an effort to get financial information filed with the OTC Markets and filing of the Form 10.

The increase of ($736,931) or (126%) in the net loss to ($1,322,297) for the six months ended June 30, 2021, from ($585,366) for the six months ended June 30, 2020, was primarily the effect of a decrease in operating expenses. was primarily due to an increase in operating expenses which was primarily related to a ramp up in personnel in the US based administrative, sales and technical support personnel as well as research and development expenses for IvedaAI. Additional expenses have been incurred during this period with an effort to get financial information filed with the OTC Markets and filing of the Form 10.

Results of Operations for the Year Ended December 31, 2020 Compared with the Year Ended December 31, 2019

Net Revenue

We recorded net consolidated revenue of $1.5 million for the year ended December 31, 2020, compared with $3.6 million for the year ended December 31, 2019, a decrease of ($2.1 million), or (59%). In fiscal 2020, our recurring service revenue was $325,680, or 22% of consolidated net revenue, and our equipment sales and installation revenue was $1.2 million, or 78% of net revenue. For the year ended December 31, 2019, our recurring service revenue was $207,889, or 6% of net revenue, and our equipment sales and installation revenue was $1.4 million, or 94% of net revenue. The decrease in total revenue in 2020 compared with the same period in fiscal 2019 is attributable primarily to decreased equipment sales from MEGAsys as a result of delays in projects due to Covid-19 shutdowns.

Cost of Revenue

Total cost of revenue was $1.0 million (67% of revenue; gross margin of 33%) for the year ended December 31, 2020, compared with $2.6 million (72% of revenue; 28% gross margin) for the year ended December 31, 2019, a decrease of ($1.6 million), or (62%). The decrease in cost of revenue was primarily driven by decreased MEGAsys revenue. The decrease in overall gross margin was also primarily attributed to decreased MEGAsys revenue as a result of delays in projects due to Covid-19 shutdowns .

Operating Expenses

Operating expenses were $1.7 million for the year ended December 31, 2020, compared with $1.8 million for the year ended December 31, 2019, a decrease of ($0.1 million), or (3%). This net decrease in operating expenses in 2020 compared with 2019 is due primarily to offsetting factors of decreased operating expenses at MEGAsys from direct sales and sales support personnel reductions during project delays and increased administrative and research and development expenses at the US operations to ramp up for IvedaAI projects.

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Loss from Operations

Loss from operations increased to $1.3 million for the year ended December 31, 2020, compared with $0.8 million for the year ended December 31, 2019, an increase of $0.5 million, or 61%. A majority of the increase in loss from operations was primarily due to a $0.5 million reduction in gross profit.

Other Expense-Net

Other expense-net was $373,560 for the year ended December 31, 2020, compared with $382,888 for the year ended December 31, 2019, a decrease of $9,328, or 2%. The majority of the other expense is interest expense accrued for convertible debentures, valuation of the convertible debenture features and the value of warrants given as incentive for the convertible debentures.

Net Loss

Net loss was $1.6 million for the year ended December 31, 2020, compared with $1.1 million for the year ended December 31, 2019. The increase of $0.5 million, or 40%, in net loss was caused primarily by a decrease in revenue and gross margin from MEGAsys operations in Taiwan.

Liquidity and Capital Resources

As of June 30, 2021, we had cash and cash equivalents of $839,928 in our U.S.-based segment and $348,939 in our Taiwan-based segment, compared to $32,574 in our U.S.-based segment and $216,947 in our Taiwan-based segment as of December 31, 2020. This increase in our cash and cash equivalents is primarily a result of the $1.5 million sale of Common Stock with Warrants during the six months ended June 30, 2021. There are no legal or economic factors that materially impact our ability to transfer funds between our U.S.-based and Taiwan-based segments.

Net cash used in operating activities during the six months ended June 30, 2021 was $0.8 million compared to $0.2 million net cash provided during the six months ended June 30, 2020. Net cash used in operating activities for the six months ended June 30, 2021 consisted primarily of the net loss offset by approximately $274,000 in additional accrued expenses. Cash provided in operating activities for the six months ended June 30, 2020 consisted primarily of the net loss and approximately $732,000 collection of accounts receivable.

Net cash used in investing activities for the six months ended June 30, 2021 was $45,959. Net cash provided by investing activities during the six months ended June 30, 2020 was $32,706.

Net cash provided by financing activities for the six months ended June 30, 2021 was $1.7 million compared with $0.1 million used during the six months ended June 30, 2020. Net cash provided by financing activities in 2021 is primarily a result of the $1.5 million sale of Common Stock with Warrants during the six months ended June 30, 2021. Net cash used by financing activities in 2019 consisted primarily of an increase in restricted cash balances at the MEGAsys operations.

As of June 30, 2021, we had a total of $1,037,688 outstanding Short-Term Debt. Taiwan operations had loans from Shanghai Bank for $442,688 and has reduced that balance to $115,865 though repayment and the current loan maturity date is February 2024 at 1% with $47,944 due in the next twelve months. In the U.S., the Company had $595,000 outstanding Short-Term Debt on the Iveda U.S. books and $335,000 is past the maturity date and the remaining $260,000 comes due August 2021 to February 2022. As of September 30, 2021 an additional $160,000 was past the maturity date and the remaining $100,000 becomes due February 2022. There are no penalties related to the past due Notes, interest continues to accrue until paid or converted to common Stock at $0.35 per share. During the six months ended June 30, 2021 Note holders converted $439,750 of principal and the company expects a significant portion of the remaining Short-Term Debt to be converted to common stock over the next twelve months. The company expects to pay the remaining Short-Term Debt, if any, from operations and future equity capital raises. There can be no assurance that the company will be able to generate enough operating cashflow or raise equity funds in a timely manner hence the entire Short-Term Debt balance would be past due as of the end of February 2022.

We have experienced significant operating losses since our inception. At June 30, 2021, we had approximately $25 million in net operating loss carryforwards available for federal income tax purposes, which will begin to expire in 2025. We did not recognize any benefit from the federal net operating loss carryforwards in 2021 or 2020. We also had approximately $2.8 million in state net operating loss carryforwards, which expire after five years.

We have limited liquidity and have not yet established a stabilized source of revenue sufficient to cover operating costs, based on our current estimated burn rate. Accordingly, our continuation as a going concern is dependent upon our ability to generate greater revenue through increased sales and/or our ability to raise additional funds through the capital markets. No assurance can be given that we will be successful in future financing and revenue-generating efforts. Even if funding is available, we cannot assure investors that it will be available on terms that are favorable to our existing stockholders. Additional funding may be achieved through the issuance of equity or debt securities that could be significantly dilutive to the percentage ownership of our existing stockholders. In addition, these newly issued securities may have rights, preferences, or privileges senior to those of our existing stockholders. Accordingly, such a financing transaction could materially and adversely impact the price of our common stock.

Substantially all of our cash is deposited in three financial institutions, two in the United States and one in Taiwan. At times, amounts on deposit in the United States may be in excess of the FDIC insurance limit. Deposits in Taiwan financial institutions are insured by CDIC (“Central Deposit Insurance Corporation”) with maximum coverage of NTD 3 million. At times, amounts on deposit in Taiwan may be in excess of the CDIC insurance limit.

Our accounts receivable are unsecured, and we are at risk to the extent such amounts become uncollectible. Although we perform periodic evaluations of our customers’ credit and financial condition, we generally do not require collateral in exchange for our products and services provided on credit. The Company’s top three customers represented approximately 40% and 40% of total revenue for the three months ended and six months ended June 30, 2021, respectively, with Chunghwa Telecom being the only customer greater than 10% of total revenues and accounts receivable from two customers represented approximately 50% of total accounts receivable as of June 30, 2021. No other customers represented greater than 10% of total revenue in the three or six months ended June 30, 2021.

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We provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Payment terms for our U.S.-based segment require prepayment for most products before they are shipped and monthly Sentir licensing fees, which are due in advance on the first day of each month. For our U.S.-based segment, accounts receivable that are more than 120 days past due are considered delinquent. Payment terms for our Taiwan-based segment vary based on our agreements with our customers. Generally, we receive payment for our products and services within one year of commencing the project, except that we retain 5% of the total payment amount and release such amount one year after the completion of the project. Although our Taiwan-based segment had minimal gross accounts receivables aged over 180 days at June 30, 2021, we provide an allowance for doubtful accounts for any receivables that will not be paid within one year, which excludes such retained amounts. For our U.S.-based segment, we had no doubtful accounts receivable allowances for the quarters ended June 30, 2021 and 2020, respectively. For our Taiwan-based segment, we set up doubtful accounts receivable allowances of approximately $3,000 and $3,000 for the quarters ended June 30, 2021 and 2020, respectively. We deem the rest of our accounts receivable to be collectible based on certain factors, including the nature of the customer contracts and past experience with similar customers. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer, and we generally do not charge interest on past due receivables.

The COVID-19 pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where the Company has offices, employees, customers, vendors and other suppliers and business partners.

Like most businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. By that time, much of our first fiscal quarter was completed. During the remainder of 2020 and the first quarter of 2021, the Company observed decreases in demand from certain customers, including primarily municipalities and commercial customers in Taiwan as well as delays in project timelines in Taiwan. The Company estimates that the COVID-19 pandemic resulted in decreases of approximately $1.2 million revenues and $0.3 million gross profit contribution for the year ended December 31, 2020 and $0.2 million revenues and $0.05 million gross profit contribution for the three months ended March 31, 2021. However, the Company is beginning to experience an increase in demand for the three months ended June 30, 2021, compared to the last half of 2020.

Given the fact that the Company’s products are sold through a variety of distribution channels, the Company expects its sales will experience more volatility as a result of the changing and less predictable operational needs of many customers as a result of the COVID-19 pandemic. The Company is aware that many companies, including many of its suppliers and customers, are reporting or predicting negative impacts from COVID-19 on future operating results. Although the Company observed significant declines in demand for its products from certain customers during 2020 and the first quarter of 2021, the Company believes that the impact of the COVID-19 remains too fluid and unknown, hindering the Company from determining the long-term demand for current products. The Company also cannot be certain how demand may shift over time as the impacts of the COVID-19 pandemic may go through several phases of varying severity and duration.

The Company does not expect there to be material changes to its assets on its balance sheet or its ability to timely account for those assets. The Company has also reviewed the potential impacts on future risks to the business as it relates to collections, returns and other business-related items.

To date, travel restrictions and border closures have not materially impacted its ability to obtain inventory or manufacture or deliver products or services to customers. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm the business over the long term. Travel restrictions impacting people can restrain our ability to assist its customers and distributors as well as impact its ability to develop new distribution channels, but at present the Company does not expect these restrictions on personal travel to be material to our business operations or financial results. The Company has taken steps to restrain and monitor its operating expenses and therefore it does not expect any such impacts to materially change the relationship between costs and revenues.

Like most companies, the Company has taken a range of actions with respect to how it operates to assure it complies with government restrictions and guidelines as well as best practices to protect the health and well-being of its employees and its ability to continue operating its business effectively. To date, the Company has been able to operate its business effectively using these measures and to maintain internal controls as documented and posted. The Company also has not experienced challenges in maintaining business continuity and does not expect to incur material expenditures to do so. However, the impacts of COVID-19 and efforts to mitigate the same have remained unpredictable and it remains possible that challenges may arise in the future.

The actions the Company has taken so far during the COVID-19 pandemic include, but are not limited to requiring all employees who can work from home to work from home and increasing its IT networking capability to best assure employees can work effectively outside the office.

The Company currently believes revenue for the year ending December 31, 2021 will still be impacted due to the conditions noted. Based on the Company’s current cash position and its projected cash flow from operations, the Company believes that it will have sufficient capital and or have access to sufficient capital through public and private equity and debt offerings to sustain operations for a period of one year following the date of this filing. If business interruptions resulting from the COVID-19 pandemic were to be prolonged or expanded in scope, the business, financial condition, results of operations and cash flows would be negatively impacted. The Company will continue to actively monitor this situation and will implement actions necessary to maintain business continuity.

Effects of Inflation

For the periods for which financial information is presented, we do not believe that the current levels of inflation in the United States have had a significant impact on our operations. Likewise, we do not believe that the current levels of inflation in Taiwan have had a significant impact on the operations of MEGAsys.

Off Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not have any undisclosed borrowings or debt, and we have not entered into any synthetic leases. We are, therefore, not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships.

Item 3. Properties.

The Company presently primarily operates from its offices located at 460 S. Greenfield Road, Mesa, AZ 85206 on a month-to-month lease of $2,250. MEGAsys’ principal offices is located at 2F-15, No. 14, Lane 609, Sec. 5, Chongxin Road, Sanchong City, Taipei County 241. MEGAsys pays approximately $1,800. The current MEGAsys lease will expire on June 30, 2022. Both office buildings have space for expansion for additional office and production space for future growth.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table lists, as of September 17, 2021, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Iveda Solutions, Inc., 460 S. Greenfield Road, Suite 5, Mesa, AZ 85206.

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The percentages below are calculated based on 73,716,289 shares of common stock issued and outstanding as of September17, 2021.

Name of Beneficial Owner	Common Shares	% of Common Shares

Directors and Officers

David Ly (1)	5,055,181	5.2%
Sid Sung (2)	400,000	0.0%
Robert J. Brilon (3)	1,843,988	1.1%
Luz A. Berg (4)	2,042,183	1.7%
Gregory Omi (5)	1,313,859	1.2%
Joseph Farnsworth (6)	1,728,038	1.2%
Alejandro Franco (7)	800,000	0.3%
Robert D. Gillen (8)	1,982,049	1.7%

All Directors and Officers	15,165,298	6.2%

5% Stockholders

John Lambert (9)	6,033,482	5.2%
Benjamin Tran	5,000,000	6.8%
Philip & Wendy Wyatt (10)	5,787,477	6.4%

All 5% Stockholders	16,820,959	18.3%

(1)	Includes options to purchase 1,150,000 shares of common stock, which are exercisable within 60 days of September 17, 2021.
(2)	Consists of (a) options to purchase 250,000 shares of common stock, which are exercisable within 60 days of September 17, 2021, (b) warrants to purchase 150,000 shares of common stock, which are exercisable within 60 days of September 17, 2021, Stock.
(3)	Includes options to purchase 1,050,000 shares of common stock, which are exercisable within 60 days of September 17, 2021.
(4)	Includes options to purchase 800,000 shares of common stock, which are exercisable within 60 days of September 17, 2021.
(5)	Includes options to purchase 410,000 shares of common stock, which are exercisable within 60 days of September 17, 2021.
(6)	Consists of (a) options to purchase 800,000 shares of common stock, which are exercisable within 60 days of September 17, 2021, and (b) warrants to purchase 47,500 shares of common stock, which are exercisable within 60 days of September 17, c) 159,396 shares of common stock held by Farnsworth Realty, an entity owned by Mr. Farnsworth.
(7)	Consists of (a) options to purchase 550,000 shares of common stock, which are exercisable within 60 days of September 17, 2021, and (b) 250,000 shares of common stock held by Amextel S.A. De C.V. an entity owned by Mr. Franco.
(8)	Consists (a) options to purchase 590,000 shares of common stock, which are exercisable within 60 days of September 17, 2021, and (b)1,301,140 shares of common stock and c) 90,909 common stock upon conversion of debenture, held by Squirrel Away, an entity owned by Mr. Gillen.
(9)	Includes warrants to purchase 2,100,000 shares of common stock, which are exercisable within 60 days of September 17, 2021.
(10)	Includes warrants to purchase 1,030,571 shares of common stock, which are exercisable within 60 days of September 17, 2021.

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Item 5. Directors and Executive Officers.

Each member of our Board of Directors serves a one-year term and is subject to re-election at our Annual Meeting of Stockholders. The following table sets forth all executive officers and directors of our company as of September 17, 2021:

Name	Age	Position
David Ly	46	Chief Executive Officer and Chairman of the Board of Directors
Sid Sung	60	President
Robert J. Brilon	61	Chief Financial Officer
Luz A. Berg	59	General Manager, Chief Marketing Officer and Corporate Secretary
Gregory Omi	60	Chief Technology Officer
Joseph Farnsworth	62	Director and Treasurer
Alejandro Franco	62	Director
Robert D. Gillen	67	Director

David Ly founded our company and has served as our Chief Executive Officer and Chairman of the Board of Directors since October 2009. Mr. Ly also served as our President from October 2009 to February 2014. Mr. Ly served in Business-to-Business Sales for T-Mobile USA, a wireless network and communications company, from August 2002 to September 2003. From September 2001 to July 2002, Mr. Ly served as Market Manager of Door To Door Storage, a moving and portable storage company. Mr. Ly served as an Applications Engineer at Metricom, Inc., the first micro cellular data network, from November 1998 to August 2001. Mr. Ly holds a Bachelor of Science Degree in Civil Engineering with a minor in International Business from San Francisco State University. We believe Mr. Ly’s position as our Chief Executive Officer, his extensive knowledge and understanding of the video surveillance and AI industries, and his business and engineering expertise and management skills provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Sid Sung has served as our President since January 2020. Mr. Sung was President from July 2017 to December 2019 and a director from March 2015 to December 2019 of People Power Company, an IoT platform solutions provider. He served as Board Advisor and IoT Consultant from February 2014 to December 2019 at CVS Capital, a venture capital company focusing on IT & semiconductor field and Twoway Communications, a CATV and fiber communications equipment provider, and Xingtera, a home networking semiconductor and IoT solution provider. Mr. Sung was the Cofounder and Chief Operating Officer at Connected IO, a machine-to-machine product and solution provider for telcos, from October 2013 to October 2017. He was also Vice President from May 2011 to January 2014 at Lite ON Technology, an OEM/ODM contract manufacturer. Mr. Sung served as General Manager at SMC Networks, a leading cable gateway and home security solutions provider, from August 2007 to July 2010 and as Vice President at Accton Technology, a global provider of networking and communications solution, from March 2006 to August 2007. Mr. Sung was the founder and CEO of Alpha Telecom, a next generation CPE provider, from September 1994 to March 2006. Mr. Sung holds a master’s degree in Electrical Engineering at the University of Alabama Huntsville and a Bachelor of Science Degree in Atmospheric Science at National Taiwan University.

Robert J. Brilon has served as our Chief Financial Officer since December 2013. He was also our President from February 2014 to July 2018 and Treasurer from December 2013 to July 2018. Mr. Brilon served as our Executive Vice President of Business Development from December 2013 to February 2014 and as our interim Chief Financial Officer and Treasurer from December 2008 to August 2010. Mr. Brilon joined New Gen Management Services, Inc. in July 2017 as the CFO (subsequently becoming President and CFO of New Gen in July 2018). Mr. Brilon was the President, Chief Financial Officer, Corporate Secretary, and Director of both Vext Science, Inc and New Gen until he resigned in February 2020. Mr. Brilon served as Chief Financial Officer and Executive Vice President of Business Development of Brain State Technologies, a brainwave optimization software licensing and hardware company, from August 2010 to November 2013. From January 2010 to August 2010, Mr. Brilon served as Chief Financial Officer of MD Helicopters, a manufacturer of commercial and light military helicopters. Mr. Brilon also served as Chief Executive Officer, President, and Chief Financial Officer of InPlay Technologies (NASDAQ: NPLA), formerly, Duraswitch (NASDAQ: DSWT), a company that licensed patented electronic switch technology and manufactured digital pen technology, from November 1998 to June 2007. Mr. Brilon served as Chief Financial Officer of Gietz Master Builders from 1997 to 1998, Corporate Controller of Rental Service Corp. (NYSE: RRR) from 1995 to 1996, Chief Financial Officer and Vice President of Operations of DataHand Systems, Inc. from 1993 to 1995, and Chief Financial Officer of Go-Video (AMEX:VCR) from 1986 to 1993. Mr. Brilon is a certified public accountant and practiced with several leading accounting firms, including McGladrey Pullen, Ernst and Young and Deloitte and Touche. Mr. Brilon holds a Bachelor of Science degree in Business Administration from the University of Iowa.

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Luz A. Berg has served as our Chief Marketing Officer and Corporate Secretary since October 2009 and General Manager from April 2018. Ms. Berg also served in various roles at our company including Chief Operating Officer from October 2009 to September 2014, Senior Vice President of Operations & Marketing from May 2007 to October 2009, and Vice President of Marketing from November 2004 to May 2007. Ms. Berg served as Director of Marketing of Cygnus Business Media, a technology business-to-business media company, from January 2003 to July 2004. From October 2001 to January 2003, Ms. Berg served as Director of Marketing for Penton Business Media, a business-to-business media company. Ms. Berg also served as Marketing Programs and Channel Marketing Manager of Metricom, the first micro cellular data network, from March 1999 to August 2001 and as a Marketing Communications Specialist for Spectra-Physics Lasers, manufacturer of industrial and scientific lasers, from October 1991 to March 1999. Ms. Berg holds a Bachelor of Arts degree in Management from St. Mary’s College in California.

Gregory Omi has served is our new Chief Technology Officer since May 2021. Prior, Mr. Omi served as director of our company from October 2009 to November 2016. Mr. Omi served as a senior programmer for Zynga, an online and mobile social gaming company, from November 2009 to March 2014 and then again briefly in 2016 and 2019 as architect. Mr. Omi served as senior engineer at Tesla, an electric vehicle manufacturer, from October 2016 to October 2017. Prior to that, Mr. Omi served as a programmer for Monkey Gods, LLC, a video game developer, from January 2009 to November 2009. Mr. Omi also served as Senior Programmer for Flektor, Inc., a developer of online audio and video editing tools, from October 2006 to January 2009. From October 1996 to June 2006, Mr. Omi served as a Senior Programmer for Naughty Dog, a computer game developer. Prior to that, Mr. Omi served in programming roles for 3DO from 1992 to 1996, TekMagic in 1992, Epyx from 1986 to 1992, Atari in 1991, Nexa from 1982 to 1983 and 1985 to 1986, and HES in 1983. Mr. Omi attended DeVry Institute in Phoenix, Arizona from 1979 to 1980 where he studied industrial electronics engineering.

Joseph Farnsworth has served as a director of our company since January 2010. Mr. Farnsworth has served as President and as a director of Farnsworth Realty & Management Co., an Arizona-based privately held real estate company, and as a director of Farnsworth Development, a closely held real estate developer, since 1995. Mr. Farnsworth has also served as a director of The Farnsworth Companies since 2008. From 1990 to 1995, Mr. Farnsworth served as President of Alfred’s International, with operations in China and Korea. Prior to that, Mr. Farnsworth served as President of Farnsworth International, a real estate investment company based in Taipei, Taiwan from 1987 to 1991. Mr. Farnsworth holds a Bachelor of Science degree in Real Estate Finance from Brigham Young University and is a licensed real estate broker in Arizona. We believe Mr. Farnsworth’s experience leading companies with operations in Asia and his business and management skills provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Alejandro Franco has served as a director of our company since November 2011. Mr. Franco has also served as a consultant to our company since 2011, advising on business development and strategic partnership opportunities in Mexico. Mr. Franco is the founder and has served as President of Amextel, a telecommunications company in Mexico, since June 2003. Mr. Franco also founded and served as President of Bela Corp., a cloud technology and services company, from 1988 to 2000. Prior to that, Mr. Franco founded and served as President of TVM, Inc., a television and technology company in Mexico, from 1985 to 1988. Mr. Franco attended UNAM University, Mexico where he studied Economics. Mr. Franco also attended IBERO University, Mexico, where he studied Industrial Design. Mr. Franco holds a Master degree in Theology from the Oblate School of Theology in San Antonio, Texas. We believe Mr. Franco’s experience leading businesses with operations in Asia and Mexico, his experience as a consultant for our company, his extensive knowledge and understanding of the telecommunications and cloud technology industries, and his business and management skills provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Robert D. Gillen has served as a director of our company since November 2011. Mr. Gillen founded and has served as President of the Law Offices of Robert D. Gillen, Ltd., a law firm located in Scottsdale, Arizona and Naperville, Illinois, which specializes in advising small- and medium-size businesses on domestic and international tax planning, since 1979. Mr. Gillen retired in October 2014. Mr. Gillen holds a Bachelor of Science degree in Business Administration from the University of Illinois and a J.D. from the Illinois Institute of Technology – Chicago Kent College of Law. Mr. Gillen also has extensive experience educating, CPAs, attorneys, and other financial and business professionals about asset protection and tax planning. We believe Mr. Gillen’s experience advising, clients operating the cellular industry, his experience leading a business involved in the lease and sale of cellular sites, his experience navigating international business and legal issues, and his prior board experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

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There are no family relationships among any of our executive officers and directors.

Item 6. Executive Compensation.

Name and Principal Position	Year	Salary (1)	Warrants Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
David Ly	2020	$190,000		$175,000	$11,968	$376,968
Chairman and Chief Executive Officer	2019	$190,000		$40,000	$11,968	$241,968
Sid Sung	2020	$150,000		$25,000		$175,000
President	2019		$12,376	$20,000		$32,376
Robert J. Brilon	2020	$180,000		$50,000		$230,000
Chief Financial Officer	2019	$180,000		$4,000		$184,000
Luz A. Berg General Manager,	2020	$165,000		$175,000		$340,000
Chief Marketing Officer and Corporate Secretary	2019	$165,000		$30,000		$195,000
Gregory Omi	2020					$0
Chief Technology Officer	2019					$0

(1)	The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.
(2)	The amounts in this column reflect the aggregate probable grant date fair value of warrants awards to our named executive officers during the fiscal year calculated in accordance with FASB ASC Topic 718, Stock Compensation. The amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from their option awards.
(3)	The amounts in this column reflect the aggregate probable grant date fair value of option awards to our named executive officers during the fiscal year calculated in accordance with FASB ASC Topic 718, Stock Compensation. The amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from their option awards.
(4)	The amounts in this column reflect the amount of perquisites related to a vehicle allowance.

Employments Agreements – The company has no employment agreements with any of its executive officers.

Outstanding Equity Awards as of December 31, 2020

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2020

Name and Prinicpal Position	Grant Date	Number of Securities Underlying Unexercised Options/Warrants (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David Ly	6/20/2011	300,000	(1)	-	-	$1.00	6/20/2021
Chairman and	12/18/2012	50,000	(1)	-	-	$1.10	12/18/2022
Chief Executive Officer	12/31/2013	50,000	(1)	-	-	$1.75	12/31/2023
	12/31/2014	50,000	(1)	-	-	$1.15	12/31/2024
	2/25/2015	100,000	(1)	-	-	$0.77	2/25/2025
	12/11/2015	200,000	(1)	-	-	$0.72	12/11/2025
	12/15/2020	700,000	(1)	-	-	$0.37	12/15/1930
Robert J. Brilon	12/1/2013	300,000	(1)	-	-	$1.00	12/1/2023
Chief Financial Officer	12/8/2014	100,000	(1)	-	-	$1.00	12/8/2024
	5/2/2014	100,000	(1)	-	-	$1.00	5/2/2024
	12/31/2014	50,000	(1)	-	-	$1.15	12/31/2024
	2/25/2015	100,000	(1)	-	-	$0.77	2/25/2025
	12/11/2015	200,000	(1)	-	-	$0.72	12/11/2025
	12/15/2020	200,000	(1)	-	-	$0.37	12/15/2030
Luz Berg	6/20/2011	500,000	(1)	-	-	$1.00	6/20/2021
Chief Marketing Officer	12/18/2012	25,000	(1)	-	-	$1.10	12/18/2022
and Corporate Secretary	12/31/2013	25,000	(1)	-	-	$1.75	12/31/2023
	12/31/2014	25,000	(1)	-	-	$1.15	12/31/2024
	12/11/2015	25,000	(1)	-	-	$0.72	12/11/2025
	12/15/2020	700,000	(1)	-	-	$0.37	12/15/2030
Sid Sung	8/9/2019	150,000	(1)	-	-	$0.35	8/9/2022
President	12/20/2019	100,000	(1)	-	-	$0.28	12/20/2029
	12/15/2020	100,000	(1)	-	-	$0.37	12/15/2030

(1)	The options became fully vested on the date of grant.

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Equity Compensation Plans

On October 15, 2009, we adopted the 2009 Stock Option Plan (the “2009 Option Plan”), with an aggregate number of 1,500,000 shares of common stock issuable under the plan. The purpose of the 2009 Option Plan was to assume options that were already issued in the 2006 and 2008 Option plans under Iveda Corporation after the merger with Charmed Homes.

On January 18, 2010, we adopted the 2010 Stock Option Plan (the “2010 Option Plan”), which allows the Board to grant options to purchase up to 1,000,000 shares of common stock to directors, officers, key employees, and service providers of our company. In 2011, the 2010 Option Plan was amended to increase the number of shares issuable under the 2010 Option Plan to 3,000,000 shares. In 2012, 2010 Option Plan was again amended to increase the number of shares issuable under the 2010 Option Plan to 13,000,000 shares. The shares issuable pursuant to the 2010 Option Plan are registered with the SEC under Forms S-8 filed on February 4, 2010 (No. 333- 164691), June 24, 2011 (No. 333-175143), and December 4, 2013 (No. 333-192655). The 2010 Option Plan expired on January 18, 2020.

We adopted a new plan called Iveda Solutions, Inc. 2020 Plan (the “2020 Plan”). The 2020 Plan will have a maximum of 10 million option shares authorized with similar terms and conditions to the 2010 Option Plan. This plan has not been approved by the shareholders and as of December 31, 2020 and 2,500,000 options were outstanding under the 2020 Option Plan.

Stock options may be granted as either incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as options not qualified under Section 422 of the Code. All options are issued with an exercise price at or above the fair market value of the common stock on the date of the grant as determined by our Board of Directors. Incentive stock option plan awards of restricted stock are intended to qualify as deductible performance-based compensation under Section 162(m) of the Code. Incentive Stock Option awards of unrestricted stock are not designed to be deductible to us under Section 162(m). Under the plans, stock options will terminate on the tenth anniversary date of the grant or earlier if provided in the grant.

We have also granted non-qualified stock options to employees and contractors. All non-qualified options are generally issued with an exercise price no less than the fair value of the common stock on the date of the grant as determined by our Board of Directors. Options may be exercised up to ten years following the date of the grant, with vesting schedules determined by us upon grant. Vesting schedules vary by grant, with some fully vesting immediately upon grant to others that ratably vest over a period of time up to four years. Standard vested options may be exercised up to three months following date of termination of the relationship unless alternate terms are specified at grant. The fair values of options are determined using the Black-Scholes option-pricing model. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. At December 31, 2020, we had no unrecognized stock- based compensation.

We have periodically issued warrants to purchase shares of our common stock as equity compensation to officers, directors, employees, and consultants. As of December 31, 2020, warrants to purchase 4,350,034 shares of our common stock were outstanding, all of which were issued as equity compensation. Terms of these warrants are comparable to the terms of the outstanding options.

Director Compensation

Non-employee directors receive stock-based compensation for their service on our Board of Directors and are reimbursed for their cost of attending meetings. For the year ended December 31, 2020, Joseph Farnsworth received 300,000 options and Alejandro Franco and Robert Gillen received 100,000 options to purchase shares of our common stock as compensation for services during the year ended December 31, 2020. We do not pay additional compensation to our directors for their service, either as Chair or as a member, on the Audit Committee, Compensation Committee, or Nominations and Corporate Governance Committee.

Name	Fees Earned or paid in Cash $	Stock Awards $	Options Awards $		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Joseph Farnsworth	-	-	$75,000	(1)	-	-	-	$75,000
Alejandro Franco	-	-	$25,000	(2)	-	-	-	$25,000
Robert Gillen	-	-	$25,000	(3)	-	-	-	$25,000

(1) As of December 31, 2020, Mr. Farnsworth had outstanding options to purchase 800,000 shares of our common stock.

(2) As of December 31, 2020, Mr. Franco had outstanding options to purchase 550,000 shares of our common stock.

(3) As of December 31, 2020, Mr. Gillen had outstanding options to purchase 590,000 shares of our common stock.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Unless delegated to the Compensation Committee by our Board of Directors, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change-in control agreements, termination arrangements, and loans to employees made or guaranteed by our company. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, and policies of our company (including those published on our website). As appropriate, the disinterested directors of the applicable committees of the Board of Directors shall consult with our legal counsel.

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	2020	2019

During 2019 and 2020 MEGAsys received unsecured loans from one of its directors. These amounts represent the outstanding balance at yearend.	$37,177	$63,861

On October 18, 2018, we entered into a debenture agreement for $50,000 with Quadrant International LLC (four partners, three of which are related parties) at 0.0% interest per annum with interest and principal payable on the maturity date of December 31, 2019.	45,534	50,000

On September 10, 2014, we entered into a debenture agreement with Mr. Alex Kuo, a member of the Board of Directors, for $30,000, through his wife, Li-Min Hsu, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2015. As consideration for the extension of the debenture, we granted Mrs. Hsu options to purchase 3,000 shares of our common stock with an exercise price of $0.77 per share. No longer a Director of the company.	30,000	30,000

On September 8, 2014, we entered into a debenture agreement with Mr. Kuo’s wife, Li-Min Hsu, for $100,000, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2015. As consideration for the extension of the debenture, we granted Mrs. Hsu options to pruchase 10,000 shares of our common stock with an exercise price of $0.77 per share.	100,000	100,000

On August 28, 2014, we entered into a debenture agreement with Mr. Gregory Omi, who was a member of our Board of Directors of the company for $200,000, at 9.5% interest per annum with interest and principal payable on the extended maturity date of Decemer 31, 2016. As consideration for the extension of the debenture, we granted Mr. Omi options to purchase 20,000 shares of our common stock with an exercised price of $0.77 per share. This debenture was extended to December 31, 2016. Mr. Omi is currently the Chief Technology Officer of Iveda.	200,000	200,000

On November 19, 2012, we entered into a convertible debenture agreement with Mr. Robert Gillen, a member of our Board of Directors, for $100,000 (the “Gillen I Debenture”), under his company Squirrel-Away, LLC. Under the original terms of the agreement, interest is payable at 10% per annum and became due on December 19, 2014. Gillen I Debenture was extended to January 5, 2015. On June 20, 2013, interest of $5,000 was paid on the debenture. As consideration for agreeing to extend the maturity date of the debenture to December 31, 2015, we granted Mr. Gillen options to purchase 10,000 shares of common stock at an exercised price of $0.77 per share This debenture was extended to December 31, 2016.	$100,000	$100,000

Total Due to Related Parties	$512,711	$543,861
Less Current Portion	(512,711)	(543,861)
Less: Debt Discount	-	-
Total Long-Term	$-	$-

Director Independence

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Farnsworth, Franco, and Gillen do not have a relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board of Directors did not consider any relationship or transaction between our company and the independent directors not already disclosed in this Form 10 in making this determination. Mr. Ly is an employee director.

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The Audit Committee currently consists of Messrs. Farnsworth (Chairman) and Gillen, each of whom is an independent director of our company. The Compensation Committee currently consists of Messrs. Farnsworth (Chairman) and Gillen, each of whom is an independent director of our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Gillen (Chairman), Omi, Farnsworth, and Franco, each of whom is an independent director of our company.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is currently quoted on the OTC Markets, PINK Current Information tier, under the trading symbol “IVDA”. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions. Trading in stocks quoted on the OTC Markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future. See the High and Low Bid data below:

Fiscal Year 2021	High Bid	Low Bid
First Quarter	$1.09	$0.27
Second Quarter	$1.00	$0.40
Third Quarter (until September 17, 2021)	$0.80	$0.45

Fiscal Year 2020	High Bid	Low Bid
First Quarter	$0.45	$0.25
Second Quarter	$0.47	$0.26
Third Quarter	$0.37	$0.28
Fourth Quarter	$0.55	$0.26

Fiscal Year 2019	High Bid	Low Bid
First Quarter	$0.39	$0.40
Second Quarter	$0.26	$0.13
Third Quarter	$0.40	$0.06
Fourth Quarter	$0.50	$0.20

As of September 17, 2021, we had 73,716,289 shares of our Common Stock, par value $0.00001, issued and outstanding. There were approximately 500 beneficial owners of our Common Stock.

Dividend Policy

We have never paid a cash dividend on our common stock. We currently intend to retain all earnings, if any, to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plans

For equity compensation plans information refer to Item 6 above on this Form 10-12g.

Item 10. Recent Sales of Unregistered Securities.

Set forth below are the sales of all securities by the Company since January 2018, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Regulation S under the Securities Act.

Between January 1. 2018 and December 31, 2019 the Company issued and sold an aggregate of 181,654 shares of common stock to investors for aggregate proceeds of approximately $64,000 in gross proceeds.

Between January 1, 2020 and September 17, 2021 the Company issued and sold an aggregate of 7,244,775 shares of common stock to investors for aggregate proceeds of approximately $2,164,000 in gross proceeds.

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All of the securities referred to, above, were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. All of the foregoing securities as well the Common Stock issuable upon conversion or exercise of such securities, have not been registered under the Securities Act or any other applicable securities laws and are deemed restricted securities, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act. The sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 11. Description of Registrant’s Securities to be Registered.

Common Stock

The Company’s outstanding shares of common stock have a par value of $0.00001 per share. The Company’s Articles of Incorporation (the “Articles of Incorporation”) authorizes 100,000,000 shares of common stock. As of September 17, 2021, we had 73,716,289 shares of our Common Stock issued and outstanding of which approximately 45 million are in the public float. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election. Holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors. In the event of liquidation, dissolution, or winding up of our company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights. Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Item 12. Indemnification of Directors and Officers.

Our articles of incorporation and bylaws limit the liability of directors to the fullest extent permitted by the Nevada Corporation Act. In addition, our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law.

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

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Item 13. Financial Statements and Supplementary Data.

IVEDA SOLUTIONS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

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Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Iveda Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Iveda Solutions, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

September 21, 2021

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IVEDA SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$249,521	$256,970
Restricted Cash	165,145	172,530
Accounts Receivable, Net	226,614	895,769
Inventory, Net	221,868	132,747
Other Current Assets	122,101	211,923
Total Current Assets	985,249	1,669,939

PROPERTY AND EQUIPMENT, NET	22,027	5,807

OTHER ASSETS
Intangible Assets, Net	6,666	26,667
Other Assets	231,624	201,887
Total Other Assets	238,290	228,554

Total Assets	$1,245,566	$1,904,300

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts and Other Payables	$3,157,810	$2,998,308
Due to Related Parties	512,711	543,861
Short Term Debt	865,988	747,728
Current Portion of Long-Term Debt	-	-
Total Current Liabilities	4,536,509	4,289,897

LONG-TERM DIVIDENDS PAYABLE	415,625	283,772

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.00001 par value; 100,000,000 shares authorized
Series B Preferred Stock, $0.00001 par value; 500 shares authorized, 257.2 and 247.7 shares issued and outstanding as of December 31, 2020 and 2019, respectively	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 52,671,395 and 51,401,395 shares issued and outstanding as of December 31, 2020 and 2019, respectively	527	514
Additional Paid-In Capital	34,768,615	34,052,704
Accumulated Comprehensive Loss	(153,254)	(195,287)
Accumulated Deficit	(38,322,456)	(36,527,300)
Total Stockholders’ Equity (Deficit)	(3,706,568)	(2,669,369)

Total Liabilities and Stockholders’ Equity	$1,245,566	$1,904,300

See accompanying Notes to Condensed Consolidated Financial Statements.

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IVEDA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

REVENUE
Equipment Sales	$1,151,027	$3,429,777
Service Revenue	325,680	207,889
Other Revenue	7,528	3,130
TOTAL REVENUE	1,484,235	3,640,796

COST OF REVENUE	991,558	2,624,461

GROSS PROFIT	492,677	1,016,335

OPERATING EXPENSES
General & Administrative	1,721,420	1,780,493
Total Operating Expenses	1,721,420	1,780,493

LOSS FROM OPERATIONS	(1,228,743)	(764,158)

OTHER INCOME (EXPENSE)
Miscellaneous Income (Expense)	24,282	-
Interest Income	914	411
Interest Expense	(398,756)	(383,299)

Total Other Income (Expense)	(373,560)	(382,888)

LOSS BEFORE INCOME TAXES	(1,602,303)	(1,147,046)

BENEFIT (PROVISION) FOR INCOME TAXES	-	(7,762)

NET LOSS	$(1,602,303)	$(1,154,808)

BASIC AND DILUTED LOSS PER SHARE	$(0.03)	$(0.02)

WEIGHTED AVERAGE SHARES	51,718,895	50,693,726

See accompanying Notes to Condensed Consolidated Financial Statements.

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IVEDA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2020 AND 2019

		Common Stock	Preferred	Additional		Accumulated Other	Total Stockholder’s
	Common	Par	Stock	Paid-in	Accumulated	Comprehensive	Equity
	Shares	Value	Shares	-Capital	Deficit	Income (loss)	(Deficit)

BALANCE AT DECEMBER 31, 2018	50,076,885	$501	$277	$33,500,169	$(35,106,217)	$(211,907)	$(1,817,454)
Stock Option Based Compensation				95,167			95,167
Debt converted to Common Stock	181,654	2		63,577			63,579
Common Stock Purchace Warrants for Services				36,545			36,545
Common Stock Purchace Warrants for Convertible Debenture incentives				125,738			125,738
Convertible Debenture Valuation				128,799			128,799
Conversion of Series B Preferred Stock to Common Stock	1,142,856	11	(40)	(11)			-
Dividends Accrued - Series B Preferred Stock					(232,275)		(232,275)
Dividends Paid with - Series B Preferred Stock			10	102,720			102,720
Net Loss					(1,154,808)		(1,154,808)
Comprehensive Loss						16,620	16,620
BALANCE AT DECEMBER 31, 2019	51,401,395	$514	247	$34,052,704	$(36,493,300)	$(195,287)	$(2,635,369)
Stock Option Based Compensation				165,167			165,167
Common Stock Purchace Warrants for Services				11,475			11,475
Common Stock Purchace Warrants for Convertible Debenture incentives				136,110			136,110
Convertible Debenture Valuation				105,572			105,572
Dividends Accrued - Series B Preferred Stock					(226,853)		(226,853)
Dividends Paid with -Series B Preferred Stock	-		10	95,000			95,000
Exercise of Options and Warrants	1,270,000	13		202,587			202,600
Net Loss					(1,602,303)		(1,602,303)
Comprehensive Loss						42,033	42,033
BALANCE AT DECEMBER 31, 2020	52,671,395	$527	257	$34,768,615	$(38,322,456)	$(153,254)	$(3,706,568)

See accompanying Notes to Condensed Consolidated Financial Statements.

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IVEDA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

DECEMBER 31, 2020 AND 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,602,303)	$(1,154,808)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
Depreciation and Amortization	25,695	25,803
Amortization of Deferred Financing Costs	-	-
Stock Option Compensation	165,167	95,167
Common Stock Warrants Issued for Services	11,475	36,545
Common Stock Warrants Issued for Interest	241,682	254,537
(Increase) Decrease in Operating Assets
Accounts Receivable	669,155	(573,620)
Inventory	(89,121)	920,160
Other Current Assets	84,822	66,291
Other Assets	(19,242)	(39,414)
Increase (Decrease) in Accounts and Other Payables	367,102	637,418
Net Cash Used in Operating Activities	(145,568)	268,079

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(21,915)	(1,496)
Net Cash Provided by (Used in) Investing Activities	(21,915)	(1,496)

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in Restricted Cash	(7,385)	80,238
Proceeds from (Payments on) Short-Term Notes Payable/Debt	152,260	(241,704)
Proceeds from (Payments to) Due to Related Parties	(31,150)	(55,072)
Common Stock Issued, Net of (Cost of Capital)	-	63,578

Net Cash Provided by Financing Activities	113,725	(152,960)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	46,309	16,620

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,449)	130,243

Cash and Cash Equivalents- Beginning of Period	256,970	126,727

CASH AND CASH EQUIVALENTS - END OF PERIOD	$249,521	$256,970

See accompanying Notes to Condensed Consolidated Financial Statements.

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IVEDA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

DECEMBER 31, 2020 AND 2019

	2020	2019
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$5,016	$13,500
Income Tax Paid	$-	$7,762

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Warrants Issued for Interest Expense	$136,110	$125,738
Convertible Debenture conversion features	$105,572	$128,799
Warrants for services	$11,475	$36,545
Dividends Paid with Series B Preferred Stock	$95,000	$102,720

See accompanying Notes to Condensed Consolidated Financial Statements.

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IVEDA SOLUTIONS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Iveda has been offering real-time IP video surveillance technologies to our customers since 2005. While we still offer video surveillance technologies, our core product line has evolved to include AI intelligent search technology that provide true intelligence to any video surveillance system and IoT (Internet of Things) devices and platforms. Our evolution is in response to digital transformation demands from many cities and organizations across the globe. Our IvedaAI intelligent video search technology adds critical intelligence to normally passive video surveillance systems. IvedaAI provides AI functions to any IP camera and most popular network video recorders (NVR) and video management systems (VMS). IvedaAI comes with an appliance or server, preconfigured with multiple AI functions based on the end user requirements.

AI Functions

●	Object Search
●	Face Search (No Database Required)
●	Face Recognition (from a Database)
●	License Plate Recognition (100+ Countries), includes make and model
●	Intrusion Detection
●	Weapon Detection
●	Fire Detection
●	People Counting
●	Vehicle Counting
●	Temperature Detection
●	Public Health Analytics (Facemask Detection,
●	QR and Barcode Detection

Key Features

●	Live Camera View
●	Live Tracking
●	Abnormality Detection – Vehicle/Person wrong direction detection
●	Vehicle/Person Loitering Detection
●	Fall Detection
●	Illegal Parking Detection
●	Heatmap Generation

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IvedaAI consists of deep-learning video analytics software running in a computer/server environment that can either be deployed at an edge level or data center for centralized cloud model. We combined hardware and artificial intelligence software for fast and efficient video search for objects stored in an external (NVR) or storage device and live streaming video data from any IP camera.

IvedaAI works with any ONVIF-compliant IP cameras and most popular NVR/VMS (Video Management System) platforms, enabling accurate search across dozens to thousands of cameras in less than 1 second. IvedaAI products are designed to maximize efficiency, save time, and cut cost. Instead of watching hours of video recording after-the-fact, users can set up alerts.

Iveda offers many IoT sensors and devices for various applications such as energy management, smart home, smart building, smart community and patient/elder care. Our gateway and station serve as the main hub for sensors and devices in any given area. They are equipped with high-level communication protocols such as Zigbee, WiFi, Bluetooth, and USB. They connect to the Internet via Ethernet or cellular data network. We provide IoT platforms that enable centralized device management and push digital services on a massive scale. Our smart devices include water sensor, environment sensor, entry sensor, smart plug, siren, body temperature pad, care watch and tracking devices.

We also offer smart power technology for office buildings, schools, shopping centers, hotels, hospitals, and smart city projects. Our smart power hardware is equipped with an RS485 communication interface allowing the meters to be connected to various third-party SCADA software for monitoring and control purposes. This line of product includes smart power, water meter, smart lighting controls systems, and smart payment system.

Iveda’s Cerebro manages all the components of our smart power technology including statistics on energy consumption. Cerebro is a software platform designed to integrate multiple unconnected energy, security and safety applications and devices and control them through one comprehensive user interface.

Cerebro’s roadmap includes dashboard for all of Iveda’s platforms for central management of all devices. Cerebro is system agnostic and will support cross-platform interoperability. The common unified user interface will allow remote control of platforms, sensors and subsystems throughout an entire environment. This integration and unification of all subsystems enable acquisition and analysis of all information on one central command center, allowing comprehensive, effective, and overall management and protection of a city.

In the last few years, smart city has been a hot topic among cities across the globe. With little to no human interaction, technology increases efficiency, expedites decision making, and reduces response time. Dwindling public safety budgets and resources has necessitated the transformation. More and more municipalities are using next-generation technologies to improve the safety and security of its citizens. Our response is our complete suite of IoT technologies, including AI intelligent video search technology, smart sensors, tracking devices, video surveillance systems, and smart power.

Historically, we sold and installed video surveillance equipment, primarily for security purposes and secondarily for operational efficiencies and marketing. We also provided video hosting, in-vehicle streaming video, archiving, and real-time remote surveillance services to a variety of businesses and organizations. While we only used off-the shelf camera systems from well-known camera brands, we now source our own cameras using manufacturers in Taiwan in order for us to be more flexible in fulfilling our customer needs. We now have the capability to provide IP cameras and NVRs based on customer specifications. We still utilize ONVIF (Open Network Video Interface Forum) cameras which is a global standard for the interface of IP-based physical security products.

In 2014, we changed our revenue model from direct project-based sales to licensing our platform and selling IoT hardware to service providers such as telecommunications companies, integrators and other technology resellers already providing services to an existing customer base. Partnering with service providers that have an existing loyal subscriber base allows us to focus on servicing just a handful of our partners and concentrating on our technology offering. Service providers leverage their end-user infrastructure to sell, bill, and provide customer service for Iveda’s product offering. This business model provides dual revenue streams – one from hardware sales and the other from monthly licensing fees.

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MEGAsys®, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City. MEGAsys combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through MEGAsys, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. MEGAsys is our research and development arm, working with a team of developers in Taiwan.

In April 2009, after eighteen months of due diligence by the Department of Homeland Security (DHS), the DHS approved us as a Qualified Anti-Terrorism Technology (QATT) provider under a formal SAFETY Act Designation giving the technology a measure of liability protection. Due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. The purpose of completing the SAFETY Act Designation application is for the seller of a technology, to explain to the DHS how the technology qualifies for the system of risk management and litigation management under the SAFETY Act. The application is designed to elicit the information that will allow the DHS to understand exactly what the seller’s technology is, and how it relates to the criteria for Designation set forth in the SAFETY Act.

A technology could not receive Certification status without having first received Designation status and holding that status for 5 years. To receive SAFETY Act Certification, the Department must conclude that the technology will perform as intended, conforms to the seller’s specifications, and is safe for use as intended. Similar to the Designation application process, due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. We applied for certification in 2014 and after additional months of due diligence by DHS in January 2016 our Designation was elevated to a Certification. SAFETY Act Certification provides sellers of a Qualified Anti-Terrorism Technology (QATT) with an additional measure of liability protection. This additional measure of liability protection is not specifically quantified by the Safety Act. The sellers of QATTs that receive SAFETY Act Certification are entitled to all of the liability protections that accompany SAFETY Act Designation as well as the rebuttable presumption that the government contractor defense applies to claims arising out of, relating to, or resulting from an act of terrorism. QATTs that received Certification are placed on the Approved Technologies list for Homeland Security.

We submitted our renewal application in August 2019 prior to the expiration of our Certification in October 2019,. During this time, we have been in constant communication with the Science and Technology Directorate at the SAFETY Act office related to updating our information. We are now awaiting final approval for recertification. Our products are not considered to be certified during the renewal process, but we do not expect this to significantly impact our ability to sell our technology in the U.S. or international customers.

Our SAFETY Act Certification covers the entire company as a Qualified Anti-Terrorism Technology. The SAFETY Act creates certain liability limitations for “claims arising out of, relating to, or resulting from an Act of Terrorism” where Qualified Anti-Terrorism Technologies have been deployed. The term “act of terrorism” means any act that the Secretary determines meets the requirements under subparagraph (b) of the Act. An act meets the requirements of this subparagraph if the act- (i) is unlawful; (ii) causes harm to a person, property, or entity, in the United States, and (iii) uses or attempts to use instrumentalities, weapons or other methods designed or intended to cause mass destruction, injury or other loss to citizens or institutions of the United States. MEGAsys is our wholly owned subsidiary, and we use the same technology and products to provide solutions to our customers. The Certification, if renewed is granted by the U.S. government and the liability protection only applies to customers that are U.S.-based. MEGAsys does not receive liability protection from the Certification. The Company believes the lack of liability protection from the Certification will have no significant effect on the MEGAsys results of operations. The Company believes the Certification has an intrinsic value for the company as a whole as a marketing tool but does not believe it will have a material effect on the results of operations if it is not renewed.

Consolidation

Effective April 30, 2011, we completed our acquisition of Sole Vision Technologies (dba MEGAsys), a company based in Taiwan. We consolidate our financial statements with the financial statements of MEGAsys. All intercompany balances and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We generated accumulated losses of approximately $38 million from January 2005 through December 31, 2020 and have insufficient working capital and cash flows to support operations. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

Impairment of Long-Lived Assets

We have a minimal amount of property and equipment, consisting primarily of leased equipment. We review the recoverability of the carrying value of long-lived assets using the methodology prescribed in ASC 360 “Property, Plant and Equipment.” We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value. We did not make any impairment for the years ended December 31, 2020 and 2019.

Basis of Accounting

Our consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue and Expense Recognition

The Company applies the provisions of Accounting Standards Codification (ASC) 606-10, Revenue from Contracts with Customers, and all related appropriate guidance. The Company recognizes revenue under the core principle to depict the transfer of control to its customers in an amount reflecting the consideration to which it expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

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The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with the customer. In situations where sales are to a distributor, the Company had concluded its contracts are with the distributor as the Company holds a contract bearing enforceable rights and obligations only with the distributor. As part of its consideration for the contract, the Company evaluates certain factors including the customers’ ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled. As the Company’s standard payment terms are less than one year, it has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component. The Company allocates the transaction price to each distinct product based on its relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligations is satisfied), which typically occurs at shipment. Further in determining whether control has been transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer. Customers do not have a right to return the product other than for warranty reasons for which they would only receive repair services or replacement product. The Company has also elected the practical expedient under ASC 340-40-25-4 to expense commissions for product sales when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

The Company sells its products and services primarily to municipalities and commercial customers in the following manner:

●	The majority of MEGAsys sales are project sales to Taiwan customers and are made direct to the end customer (typically a municipality or a commercial customer) through its sales force, which is composed of its employees. Revenue is recorded when the equipment is shipped to the end customer and charged for service when installation or maintenance work is performed.

Revenues from fixed-price equipment installation contracts (project sales) are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable, and the amount can be reliably estimated.

●	The majority of Iveda US hardware sales are to international customers and are made through independent distributors or integrators who purchase products from the Company at a wholesale price and sell to the end user (typically municipalities or a commercial customer) at a retail price. The distributor retains the margin as its compensation for its role in the transaction. The distributor or integrator generally maintains product inventory or product is drop shipped from the manufacturer, customer receivables and all related risks and rewards of ownership. Accordingly, upon application of steps one through five above, revenue is recorded when the product is shipped to the distributor or as directed by the distributor consistent with the terms of the distribution agreement.

●	Iveda US also sells software that include licensing fees that are paid either monthly or yearly. The revenues are recorded monthly, if the license is paid yearly the revenue will be recorded as deferred revenue and amortized on a straight-line basis over the respective time period.

Comprehensive Loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Our current component of other comprehensive income is the foreign currency translation adjustment.

Concentrations

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and cash equivalents and trade accounts receivable.

Substantially all cash is deposited in three financial institutions, two in the United States and one in Taiwan. At times, amounts on deposit in the United States may be in excess of the FDIC insurance limit. Deposits in Taiwan financial institutions are insured by CDIC (Central Deposit Insurance Corporation) with maximum coverage of NTD 3 million. At times, amounts on deposit in Taiwan may be in excess of the CDIC Insurance limit.

Accounts receivable are unsecured, and we are at risk to the extent such amount becomes uncollectible. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral. Two customers represented approximately 77% and 83% of total accounts receivable of $226,614 and $895,769 as of December 31, 2020 and December 31, 2019, respectively. These customers are long time customers and we don’t expect any problem with collectability of these accounts receivable.

We had revenue from two customers with greater than 10% of total revenues during 2020 that represented approximately 39% of total revenues. Chunghwa Telecom had $414,415 revenues (28%) and Siemens had $159,048 revenues (11%).

We had revenue from three customers with greater than 10% of total revenues during 2019 that represented approximately 76% of total revenues. Chunghwa Telecom had $1,986,534 revenues (54%) and Siemens had $389,888 revenues (11%) and Taiwan Stock Exchange had $400,065 revenues (11%).

No other customers represented greater than 10% of total revenues in 2020 and 2019.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

We provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. For our U.S.-based segment, receivables past due more than 120 days are considered delinquent. For our Taiwan-based segment, receivables over one year are considered delinquent. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer. As of December 31, 2020 and 2019, respectively, an allowance for uncollectible accounts of $0 and $0 was deemed necessary for our U.S.-based segment. As of December 31, 2020 and 2019, respectively, an allowance of $3,380 and $3,172 was established against the receivables of our Taiwan-based segment. We do not generally charge interest on past due receivables.

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Trade receivables, net are comprised of the following:

	2020	2019

Trade receivables, gross	$229,994	$898,941
Allowance for doubtful accounts	(3,380)	(3,172)

Trade receivables, net	$226,614	$895,769

Other current assets are comprised of the following:

	2020	2019

Notes receivables	$-	$115,305
Deposits-current	104,617	68,992
Advance to suppliers	3,832	531
Prepaid expenses and other current assets	13,652	27,095

Other current assets	$122,101	$211,923

Deposits – Current

Our current deposits represent tender deposits placed with local governments and major customers in Taiwan during the bidding process for new proposed projects.

Other Current Assets

Other current assets represent cash paid in advance to insurance companies and vendors for service coverage extending into subsequent periods.

Inventories

We review our inventories for excess or obsolete products or components based on an analysis of historical usage and an evaluation of estimated future demand, market conditions, and alternative uses for possible excess or obsolete parts. The allowance for slow-moving and obsolete inventory is $11,228 and $10,508, as of December 31, 2020 and 2019, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over estimated useful lives of three to seven years. Expenditures for routine maintenance and repairs are charged to expense as incurred. Depreciation expense for the years ended December 31, 2020 and 2019 was $5,695 and $5,804, respectively.

Intangible Assets

Intangible assets consist of trademarks and other intangible assets associated with the purchase price allocation of MEGAsys. Such assets are being amortized over their estimated useful lives of six months to ten years. Other intangible assets are fully amortized at December 31, 2020. Future amortization of trademarks is as follows:

2021	$6,666

Total	$6,666

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Other Assets

Other assets are comprised of the following:

As of December 31,	2020	2019
Deposits-long-term	$60,476	$41,234
Deferred tax assets	$171,148	$160,653
Deferred finance costs	$-	$-

Other assets	$162,381	$364,320

Deposits—Long-Term

Long-term deposits consist of a deposit related to the leases of MEGAsys’ office space, and tender deposits placed with local governments and major customers in Taiwan as part of the bidding process, which are anticipated to be held more than one year if the bid is accepted.

Income Taxes

Deferred income taxes are recognized in the consolidated financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from sales cut-off, depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents our best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2020, we reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2020.

We are subject to U.S. federal income tax as well as state income tax.

Our U.S. income tax returns are subject to review and examination by federal, state, and local authorities. Our U.S. tax returns for the years 2015 to 2019 are open to examination by federal, local, and state authorities.

Our Taiwan tax returns are subject to review and examination by the Taiwan Ministry of Finance. Our Taiwan tax return for the years 2015 to 2019 are open to examination by the Taiwan Ministry of Finance.

Restricted Cash

Restricted cash represents time deposits on account to secure short-term bank loans in our Taiwan-based segment.

Accounts and Other Payables

Accounts and other payables are comprised of the following:

	2020	2019
Accounts Payable	$405,819	$521,540
Accrued Expenses	2,751,127	2,472,617
Deferred Revenue	864	4,151
Accounts and Other Payables	$3,157,810	$2,998,308

Deferred Revenue

Advance payments received from customers on future installation projects are recorded as deferred revenue.

Stock-Based Compensation

On January 1, 2006, we adopted the fair value recognition provisions of ASC 718, “Share-Based Payment,” which requires the recognition of an expense related to the fair value of stock-based compensation awards. We elected the modified prospective transition method as permitted by ASC 718. Under this transition method, stock-based compensation expense includes compensation expense for stock-based compensation granted on or after the date ASC 718 was adopted based on the grant-date fair value estimated in accordance with the provisions of ASC 718. We recognize stock-based compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2020 and 2019, were estimated using the “minimum value method” as prescribed by original provisions of ASC 718, “Accounting for Stock-Based Compensation.” Therefore, no compensation expense is recognized for these awards in accordance with ASC 718. We recognized $165,167 and $95,167 of stock-based compensation expense for the years ended December 31, 2020 and 2019, respectively.

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Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 31, 2020 and 2019. The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and amounts due to related parties. Fair values were assumed to approximate carrying values for these financial instruments because they are short-term in nature and their carrying amounts approximate their fair values or because they are receivable or payable on demand.

Segment Information

We conduct operations in various geographic regions. The operations conducted and the customer bases located in the foreign countries are similar to the business conducted and the customer bases located in the United States. The net revenues and net assets (liabilities) for other significant geographic regions are as follows:

	December 31, 2020
	Net Revenue	Net Assets (Liabilities)
United States	$435,608	$(4,375,933)
Republic of China (Taiwan)	$1,048,627	$669,365

Furthermore, due to operations in various geographic locations, we are susceptible to changes in national, regional, and local economic conditions, demographic trends, consumer confidence in the economy, and discretionary spending priorities that may have a material adverse effect on our future operations and results.

We are required to collect certain taxes and fees from customers on behalf of government agencies and remit them back to the applicable governmental agencies on a periodic basis. The taxes and fees are legal assessments to the customer, for which we have a legal obligation to act as a collection agent. Because we do not retain the taxes and fees, we do not include such amounts in revenue. We record a liability when the amounts are collected and relieve the liability when payments are made to the applicable governmental agencies.

We operate two reportable business segments as defined in ASC 280, “Segment Reporting.” We have a U.S.-based segment, Iveda Solutions, Inc., and a Taiwan-based segment, MEGAsys. Each segment has a chief operating decision maker and management personnel who review their respective segment’s performance as it relates to revenue, operating profit, and operating expenses.

	Year Ended	Year Ended	Condensed
	Dec. 31, 2020	Dec. 31, 2020	Consolidated
	Iveda	MEGAsys	Total

Revenue	$435,608	$1,048,627	$1,484,235
Cost of Revenue	381,924	609,634	991,558
Gross Profit	53,684	438,993	492,677
Depreciation and Amortization	20,000	5,695	25,695
General and Administrative	1,176,860	518,865	1,695,725
Gain (Loss) from Operations	(1,143,176)	(85,567)	(1,228,743)
Foreign Currency Gain	-	-	-
Other Misc Income		24,282	24,282
Gain on Disposal of Assets, Net			-
Interest Income	-	914	914
Interest Expense	(396,348)	(2,408)	(398,756)
Gain (Loss) Before Income Taxes	(1,539,524)	(62,779)	(1,602,303)
Benefit (Provision) for Income Taxes	-		-
Net Income (Loss)	$(1,539,524)	$(62,779)	$(1,602,303)

Revenues as shown below represent sales to external customers for each segment. Intercompany revenues have been eliminated and are immaterial.

Additions to long-lived assets as presented in the following table represent capital expenditures.

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Inventories and property and equipment for operating segments are regularly reviewed by management and are therefore provided below.

	December 31,
	2020	2019
Revenue
United States	$435,608	$178,886
Republic of China (Taiwan)	1,069,926	3,461,910
Elimination of intersegment revenues	(21,299)	-
	$1,484,235	$3,640,796

	December 31,
	2020	2019
Operating Earnings (Loss)
United States	$(1,539,524)	$(1,331,274)
Republic of China (Taiwan)	(62,779)	193,086
	$(1,602,303)	$(1,138,188)

	December 31,
	2020	2019
Property and Equipment, Net
United States	$0	$0
Republic of China (Taiwan)	22,027	5,807
	$22,027	$5,807

	December 31,
	2020	2019
Additions to (Deletions from) Long-Lived Assets
United States	$-
Republic of China (Taiwan)	21,915	1,496
	$21,915	$1,496

	December 31,
	2020	2019
Inventory
United States	$-	$-
Republic of China (Taiwan)	221,868	132,747
	$221,868	$132,747

	December 31,
	2020	2019
Total Assets
United States	$40,141	$130,394
Republic of China (Taiwan)	1,205,425	1,773,906
	$1,245,566	$1,904,300

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Reclassification

Certain amounts in 2019 have been reclassified to conform to the 2020 presentation.

New Accounting Standards

No new relevant standards

NOTE 2 RELATED PARTIES

	2020	2019

During 2019 and 2020 MEGAsys received unsecured loans from one of its directors. These amounts represent the outstanding balance at yearend.	$37,177	$63,861

On October 18, 2018, we entered into a debenture agreement for $50,000 with Quadrant International LLC (four partners, three of which are related parties) at 0.0% interest per annum with interest and principal payable on the maturity date of December 31, 2019.	45,534	50,000

On September 10, 2014, we entered into a debenture agreement with Mr. Alex Kuo, a member of the Board of Directors, for $30,000, through his wife, Li-Min Hsu, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2015. As consideration for the extension of the debenture, we granted Mrs. Hsu options to purchase 3,000 shares of our common stock with an exercise price of $0.77 per share. No longer a Director of the company.	30,000	30,000

On September 8, 2014, we entered into a debenture agreement with Mr. Kuo’s wife, Li-Min Hsu, for $100,000, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2015. As consideration for the extension of the debenture, we granted Mrs. Hsu options to pruchase 10,000 shares of our common stock with an exercise price of $0.77 per share.	100,000	100,000

On August 28, 2014, we entered into a debenture agreement with Mr. Gregory Omi, who was a member of our Board of Directors of the company for $200,000, at 9.5% interest per annum with interest and principal payable on the extended maturity date of Decemer 31, 2016. As consideration for the extension of the debenture, we granted Mr. Omi options to purchase 20,000 shares of our common stock with an exercised price of $0.77 per share. This debenture was extended to December 31, 2016. Mr. Omi is currently the Chief Technology Officer of Iveda.	200,000	200,000

On November 19, 2012, we entered into a convertible debenture agreement with Mr. Robert Gillen, a member of our Board of Directors, for $100,000 (the “Gillen I Debenture”), under his company Squirrel-Away, LLC. Under the original terms of the agreement, interest is payable at 10% per annum and became due on December 19, 2014. Gillen I Debenture was extended to January 5, 2015. On June 20, 2013, interest of $5,000 was paid on the debenture. As consideration for agreeing to extend the maturity date of the debenture to December 31, 2015, we granted Mr. Gillen options to purchase 10,000 shares of common stock at an exercised price of $0.77 per share This debenture was extended to December 31, 2016.	$100,000	$100,000

Total Due to Related Parties	$512,711	$543,861
Less Current Portion	(512,711)	(543,861)
Less: Debt Discount	-	-
Total Long-Term	$-	$-

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NOTE 3 SHORT-TERM DEBT

Short-term bank loans were initiated with MEGAsys throughout 2019 and 2020 with Taiwan Banks and Iveda US secured loans from shareholders during that same period.

The short-term debt balances were as follows:

	December 31, 2020	December 31, 2019

Unsecured loan from a shareholder in April 2018 for $100,000 at a 50% interest rate and six month maturity, was due October 2018, principal and interest convertible at $0.35 per share into common stock at the option of the holder until repaid.	$100,000	$100,000

Loan from Hua Nan Bank in 2020 at 2.42% interest rate per annum and due June 2021, 2019 loan at 2.61% interest paid February - April 2020	71,238	267,478

Debenture agreements with various shareholders at 10% interest rate beginning in February 2019 - December 2019, one year maturity, was due February 2020 – December 2020, principal and interest convertible at $0.35 per share into common stock at the option of the holder until repaid.	346,250	346,350

Debenture agreements with various shareholders at 10%-20% interest rate beginning in January 2020 - December 2020, one year maturity, due January 2021 – December 2021, principal and interest convertible at $0.35 per share into common stock at the option of the holder until repaid.	313,500	-

Short term three month loan at 0% interest from a shareholder in June 2020, maturity date was September 2020	35,000	-

Balance at end of period	$865,988	$713,828

NOTE 4 PREFERRED STOCK

We are currently authorized to issue up to 100,000,000 shares of preferred stock, par value $0.00001 per share, 10,000,000 shares of which are designated as Series A Preferred Stock and 500 shares of which are designated as Series B Preferred Stock. Our Articles of Incorporation authorize the issuance of shares of preferred stock with designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the stockholders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our company.

Series A Preferred Stock

We are authorized to issue up to 10,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock accrues cumulative dividends at a rate of 9.5% per annum of the original issue price of $1.00 per share. Accrued but unpaid dividends are payable by us, either in cash or in shares of our common stock, upon the occurrence of a Liquidation Event (as defined in our Articles of Incorporation) or upon conversion of the shares into shares of our common stock. In addition, in the event of any liquidation, dissolution, or winding up of our company, the holders of Series A Preferred Stock are entitled to receive distributions of any of the assets of our company prior and in preference to the holders of our common stock, but after distribution of any assets of our company to the holders of our Series B Preferred Stock in an amount equal to the Series B Preferred Stock’s original issue price plus any accrued but unpaid dividends.

Each share of Series A Preferred Stock is convertible at the option of the holder, at any time, into shares of our common stock equal to the original issue price divided by an initial conversion price of $1.00 per share of Series A Preferred Stock, subject to certain adjustments. On June 30, 2017, all shares of Series A Preferred Stock not already converted automatically converted into shares of our common stock at the then-applicable conversion price.

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The holders of Series A Preferred Stock have the same voting rights as, and vote as a single class with, the holders of our common stock. Each holder of our Series A Preferred Stock is entitled to the number of votes equal to the number of shares of our common stock into which such shares of Series A Preferred Stock may be converted. In addition, in the event we sell, grant, or issue any Common Stock Equivalent (as defined in our Articles of Incorporation) at a price per share that is lower than the then-applicable conversion price for the Series A Preferred Stock, the conversion price for the Series A Preferred Stock will be adjusted to account for the dilutive issuance. If we effectuate a stock split or subdivision of our common stock or our Board of Directors declares a dividend payable in our common stock, the conversion price for the Series A Preferred Stock will be appropriately decreased to protect the Series A Preferred Stock holders from any dilutive effect of the stock split, subdivision, or stock dividend. Similarly, if the number of shares of our common stock outstanding decreases due to a reverse stock split or other combination of the outstanding shares of our common stock, then the applicable conversion price of the Series A Preferred Stock will increase in order to proportionately decrease the number of shares issuable upon conversion. Holders of our Series A Preferred Stock have no sinking fund or redemption rights.

Series B Preferred Stock

We are authorized to issue up to 500 shares of Series B Preferred Stock. Each share of Series B Preferred Stock accrues dividends at a rate of 9.5% per annum of the original issue price of $10,000 per share. Dividends on the Series B Preferred Stock accrue daily and compound annually. All accrued but unpaid dividends on the Series B Preferred Stock must be paid, declared, or set aside prior to the declaration of any dividend on any class of stock that is junior in preference to the Series B Preferred Stock. Dividends on the Series B Preferred Stock are paid quarterly, beginning on July 1, 2015 in either cash or shares of our common stock. In addition, all accrued but unpaid dividends are payable by us, either in cash or in shares of our common stock, upon the occurrence of a Liquidation Event (as defined in our Articles of Incorporation) or upon the conversion of the shares into shares of our common stock.

In the event of any liquidation, dissolution, or winding up of our company, the holders of Series B Preferred Stock are entitled to receive distributions of any of the assets of our company equal to 100% of the original issue price plus all accrued but unpaid dividends prior and in preference to the holders of Series A Preferred Stock and holders of our common stock. We also have the option to redeem all, but not less than all, of the Series B Preferred Stock, provided that certain conditions have been met. Should we choose to redeem the shares of our Series B Preferred Stock outstanding, we are required to pay the original purchase price plus all accrued but unpaid dividends. Each share of Series B Preferred Stock is convertible at the option of the holder, at any time, into shares of our common stock equal to the original issue price divided by an initial conversion price of $0.75 per share of Series B Preferred Stock, subject to certain adjustments. On December 31, 2017, all shares of our Series B Preferred Stock not already converted will automatically convert into shares of our common stock at the then-applicable conversion price.

The holders of Series B Preferred Stock have no voting rights, except as are expressly provided in our Articles of Incorporation or required by law. Without the approval of at least a majority of the outstanding Series B Preferred Stock, we may not authorize or issue (i) any additional or other shares of capital stock that are of senior rank to the shares of Series B Preferred Stock in respect of the preferences as to dividends, distributions, or payments upon the liquidation, dissolution, and winding up of our company, (ii) any additional or other shares of capital stock that are of equal rank to the shares of Series B Preferred Stock in respect of the preferences as to dividends, distributions, or payments upon the liquidation, dissolution, and winding up of our company, or (iii) any capital stock junior in preference to the Series B Preferred Stock having a maturity date that is prior to the maturity date of the Series B Preferred Stock. Furthermore, if we consummate a Fundamental Transaction (as defined in our Articles of Incorporation) while shares of our Series B Preferred Stock are outstanding, then the holders of those outstanding shares have the right to receive, upon conversion of the Series B Preferred Stock, the same amount and kind of securities, cash, or property as they would have received if they would have been holders of the number of shares of common stock issuable upon conversion in full of all shares of our Series B Preferred Stock immediately prior to the Fundamental Transaction.

In addition, in the event we sell, grant, or issue any Common Stock Equivalent (as defined in our Articles of Incorporation) at a price per share that is lower than the then-applicable conversion price for the Series B Preferred Stock (the “Effective Price”), the conversion price for the Series B Preferred Stock will be adjusted to the Effective Price.

If we effectuate a stock split or subdivision of our common stock or our Board of Directors declares a dividend payable in our common stock, the conversion price for the Series B Preferred Stock will be appropriately decreased to protect the Series B Preferred Stock holders from any dilutive effect of the stock split, subdivision, or stock dividend. Similarly, if the number of shares of our common stock outstanding decreases due to a reverse stock split or other combination of the outstanding shares of our common stock, then the applicable conversion price of the Series B Preferred Stock will increase in order to proportionately decrease the number of shares issuable upon conversion. Holders of our Series B Preferred Stock have no sinking fund rights.

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NOTE 5 EQUITY

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.00001 per share. All outstanding shares of our common stock are of the same class and have equal rights and attributes. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of our company. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election. Holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors. In the event of liquidation, dissolution, or winding up of our company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights. Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

On April 21, 2016, certain Series B Preferred Shareholders exercised and exchanged $380,000 of shares of our Common Stock at a price of $0.35 per share of their Tranche A Warrants. The initial exercise price of the Tranche A Warrants was $1.00 and per the Exchange Agreement the Company offered to reduce the initial exercise price to $0.35 for the immediate exercise of the Tranche A Warrant and will replace those exercised with a replacement Tranche A Warrant with the same terms and conditions as the original warrant including the exercise price of $1.00 but with a new 18-month term from the date of the exchange.

The initial exercise price of the Tranche B Warrants was $1.10, and the Warrant Exchange Agreement adjusts these Tranche B Warrants to $0.35 exercise price. The exercise price of the Tranche B Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti- dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs).

As a result of this event, the exercise price of warrants issued to Series A Preferred Shareholders adjusted from $.75 to $.35 and conversion price of Series A Preferred shares to shares of common stock adjusted from $.97 to $.86 per anti- dilution rights of the agreement.

NOTE 6 STOCK OPTION PLAN AND WARRANTS

Stock Options

On October 15, 2009, we adopted the 2009 Stock Option Plan (the “2009 Option Plan”), with an aggregate number of 1,500,000 shares of common stock issuable under the plan. The purpose of the 2009 Option Plan was to assume options that were already issued in the 2006 and 2008 Option plans under Iveda Corporation after the merger with Charmed Homes. As of December 31, 2020, options to purchase 0 shares of our common stock were outstanding under the 2009 Option Plan.

On January 18, 2010, we adopted the 2010 Stock Option Plan (the “2010 Option Plan”), which allows the Board to grant options to purchase up to 1,000,000 shares of common stock to directors, officers, key employees, and service providers of our company. In 2011, the 2010 Option Plan was amended to increase the number of shares issuable under the 2010 Option Plan to 3,000,000 shares. In 2012, 2010 Option Plan was again amended to increase the number of shares issuable under the 2010 Option Plan to 13,000,000 shares. The shares issuable pursuant to the 2010 Option Plan were registered with the SEC under Forms S-8 filed on February 4, 2010 (No. 333- 164691), June 24, 2011 (No. 333-175143), and December 4, 2013 (No. 333-192655). As of December 31, 2020, options to purchase 7,616,200 shares of our common stock were outstanding under the 2010 Option Plan.

Stock options may be granted as either incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as options not qualified under Section 422 of the Code. All options are issued with an exercise price at or above the fair market value of the common stock on the date of the grant as determined by our Board of Directors. Incentive stock option plan awards of restricted stock are intended to qualify as deductible performance-based compensation under Section 162(m) of the Code. Incentive Stock Option awards of unrestricted stock are not designed to be deductible to us under Section 162(m). Under the plans, stock options will terminate on the tenth anniversary date of the grant or earlier if provided in the grant.

We have also granted non-qualified stock options to employees and contractors. All non-qualified options are generally issued with an exercise price no less than the fair value of the common stock on the date of the grant as determined by our Board of Directors. Options may be exercised up to ten years following the date of the grant, with vesting schedules determined by us upon grant. Vesting schedules vary by grant, with some fully vesting immediately upon grant to others that ratably vest over a period of time up to four years. Standard vested options may be exercised up to three months following date of termination of the relationship unless alternate terms are specified at grant. The fair values of options are determined using the Black-Scholes option-pricing model. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. At December 31, 2020, we had unrecognized stock- based compensation of $0 with a weighted-average term of approximately three years.

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Stock option transactions during 2020 and 2019 were as follows:

	2020		2019
	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price

Outstanding at Beginning of Year	6,741,200	$0.78	6,046,200	$0.83
Granted	2,500,000	0.37	695,000	0.28
Exercised	(1,270,000)	0.16	-	-
Forfeited or Canceled	(355,000)	1.12	-	-
Outstanding at End of Year	7,616,200	0.73	6,741,200	0.78

Options Exercisable at Year-End	7,616,200	0.73	6,741,200	0.78

Weighted-Average Fair Value of Options Granted During the Year	$0.25		$0.20

Information with respect to stock options outstanding and exercisable at December 31, 2020 is as follows:

	Options Outstanding			Options Exercisable
Range of Exericse Prices	Number Outstanding at December 31, 2020	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable at December 31, 2020	Weighted-Average Exercise Price
$0.04 - $1.75	7,616,200	5.7	$0.73	7,616,200	$0.73

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted.

	2020	2019
Expected Life	5 yrs	5 yrs
Dividend Yield	0%	0%
Expected Volatility	90%	90%
Risk-Free Interest Rate	0.18%	1.67%

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Warrant transactions during 2020 and 2019 were as follows:

	2020		2019
	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price

Outstanding at Beginning of Year	5,563,509	$0.38	4,796,876	$0.40
Granted	989,856	0.35	1,335,178	0.35
Exercised			-
Forfeited or Canceled	(2,203,331)	0.36	(568,545)	0.45
Outstanding at End of Year	4,350,034	0.38	5,563,509	0.38

Warrant Exercisable at Year-End	4,350,034	0.38	5,563,509	0.38

Weighted-Average Fair Value of Warrants Granted During the Year	$0.10 - $0.26		$0.00 - $0.22

Information with respect to warrants outstanding and exercisable at December 31, 2020 is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Exericse Prices	Number Outstanding at December 31, 2020	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable at December 31, 2020	Weighted-Average Exercise Price
$0.35 - $1.65	4,350,034	1.0	$0.38	4,350,034	$0.38

The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted.

	2020	2019
Expected Life	1.5 yrs	1.5 yrs
Dividend Yield	0%	0%
Expected Volatility	90%	90%
Risk-Free Interest Rate	0,19 - 1.59%	1.74 -2.47%

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NOTE 7 INCOME TAXES

U.S. Federal Corporate Income Tax

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforward that create deferred tax assets and liabilities are as follows:

	2020	2019
Tax Operating Loss Carryforward - USA	$9,800,000	$9,600,000
Other	-	-
Valuation Allowance - USA	(9,800,000)	(9,600,000)
	$-	$-

The valuation allowance increased approximately $2.1 million, primarily as a result of the increased net operating losses of our U.S.- based segment.

As of December 31, 2020, we had federal net operating loss carryforwards for income tax purposes of approximately $28.0 million which will begin to expire in 2025. We also have Arizona net operating loss carryforwards for income tax purposes of approximately $2.8 million, which only carryforward for five years. These carryforwards have been utilized in the determination of the deferred income taxes for financial statement purposes. The following table accounts for federal net operating loss carryforwards only.

Year Ending	Net Operating	Year of
December 31,	Loss:	Expiration

2020	$590,000	2040
2019	260,000	2039
2018	160,000	2038
2017	140,000	2037
2016	1,640,000	2036
2015	3,400,000	2035
2014	5,230,000	2034
2013	5,600,000	2033
2012	2,850,000	2032
2011	2,427,000	2031
2010	1,799,000	2030
2009	1,750,000	2029
2008	1,308,000	2028
2007	429,000	2027
2006	476,000	2026
2005	414,000	2025

Taiwan (Republic of China) Corporate Tax

Sole-Vision Technologies, Inc. is a subsidiary of the Company which is operating in Taiwan as a profit-seeking enterprise. Its applicable corporate income tax rate is 17%. In addition, Taiwan’s corporate tax system allows the government to levy a 10% profit retention tax on undistributed earnings for the prior year. This tax will not be provided if the company distributed the earnings before the ended of the fiscal year.

According to the Taiwan corporate income tax (“TCIT”) reporting system, the TCIT sales cut-off base is concurrent with the business tax classified as value-added type (“VAT”) which will be reported to the Ministry of Finance (“MOF”) on a bi-monthly basis. Since the VAT and TCIT are accounted for on a VAT tax basis that recorded all sales on business tax on a VAT tax reporting system, the Company is bound to report the TCIT according to the MOF prescribed tax reporting rules. Under the VAT tax reporting system, sales cut-off did not take the accrual base but rather on a VAT taxable reporting basis. Therefore, when the company adopted US GAAP on accrual basis, the sales cut-off TCIT timing difference which derived from the VAT reporting system will create a temporary sales cut-off timing difference and this difference is reflected in the deferred tax assets or liabilities calculations.

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NOTE 8 EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation of the numerators and denominators reflected in the basic and diluted earnings per share computations, as required by ASC No. 260, “Earnings per Share.”

Basic earnings per share (“EPS”) is computed by dividing reported earnings available to stockholders by the weighted average shares outstanding. We had net losses for the years ended December 31, 2020 and 2019 and the effect of including dilutive securities in the earnings per common share would have been anti-dilutive for the purpose of calculating EPS. Accordingly, all options, warrants, and shares potentially convertible into common shares were excluded from the calculation of diluted earnings per share for the years ended December 31, 2020 and 2019. Total common stock equivalents that could be convertible into common stock were 11,966,234 and 12,304,709 for 2020 and 2019, respectively.

	2020	2019

Basic EPS
Net Loss	$(1,602,303)	$(1,154,808)
Weighted Average Shares	51,718,895	50,693,726

Basic Loss Per Share	$(0.03)	$(0.02)

NOTE 9 CONTINGENT LIABILITIES—TAIWAN

Pursuant to certain contracts with New Taipei City, TECO Electric and Machinery Co., Ltd, and the Taiwan Stock Exchange Information Center, MEGAsys is required to provide after-project services. If MEGAsys fails to provide these after-project services in the future, other parties of the related contract would have recourse. The financial exposure to MEGAsys in the event of failure to provide after- project services in the future as of December 31, 2020 is $0.

NOTE 10 SUBSEQUENT EVENTS

On February 5, 2021, Wolverine Flagship Fund Trading Limited converted 117.372 shares of Series B Preferred Stock ($10,000 per share) at a conversion price of $0.35 per share into 3,353,486 shares of Iveda’s Common Stock.

During 2021 the company raised $1,508,000 from the sale of common stock through June 30, 2021.

During 2021 debenture holders converted $439,750 principal and $125,376 interest into common stock through June 30, 2021.

On June 30, 2021 the company issued common stock to pay Series B Preferred shareholders $455,926 of accrued dividends at $0.35 per common share.

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IVEDA SOLUTIONS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

54

IVEDA SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2021 (Unaudited) AND DECEMBER 31, 2020

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$1,188,867	$249,521
Restricted Cash	331,866	165,145
Accounts Receivable, Net	224,808	226,614
Inventory, Net	259,294	221,868
Other Current Assets	396,366	122,101
Total Current Assets	2,401,201	985,249

PROPERTY AND EQUIPMENT, NET	64,986	22,027

OTHER ASSETS
Intangible Assets, Net	-	6,666
Other Assets	172,141	231,624
Total Other Assets	172,141	238,290

Total Assets	$2,638,328	$1,245,566

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts and Other Payables	$3,468,807	$3,157,810
Due to Related Parties	300,000	512,711
Short Term Debt	1,037,688	865,988
Current Portion of Long-Term Debt	-	-
Total Current Liabilities	4,806,495	4,536,509

LONG-TERM DIVIDENDS PAYABLE	-	415,625

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.00001 par value; 100,000,000 shares authorized
Series B Preferred Stock, $0.00001 par value; 500 shares authorized, 4.75 and 257.2 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 71,992,492 and 52,671,395shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	720	527
Additional Paid-In Capital	37,652,513	34,768,615
Accumulated Comprehensive Loss	(136,348)	(153,254)
Accumulated Deficit	(39,685,054)	(38,322,456)
Total Stockholders’ Equity (Deficit)	(2,168,168)	(3,706,568)

Total Liabilities and Stockholders’ Equity	$2,638,327	$1,245,566

See accompanying Notes to Condensed Consolidated Financial Statements.

55

IVEDA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 and 2020

	For the Three Months ended June 30, 2021	For the Three Months ended June 30, 2020	For the Six Months ended June 30, 2021	For the Six Months ended June 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUE
Equipment Sales	$475,000	$350,838	$779,105	$780,508
Service Revenue	84,682	56,333	112,980	100,351
Other Revenue	1,011	3,109	1,188	5,544
TOTAL REVENUE	560,692	410,280	893,272	886,403

COST OF REVENUE	427,457	83,550	645,008	560,073

GROSS PROFIT	133,235	326,730	248,264	326,330

OPERATING EXPENSES
General & Administrative	775,657	450,050	1,343,306	853,660
Total Operating Expenses	775,657	450,050	1,343,306	853,660

LOSS FROM OPERATIONS	(642,422)	(123,319)	(1,095,041)	(527,330)

OTHER INCOME (EXPENSE)
Miscellaneous Income (Expense)	(68)	9,362	(68)	7,776
Interest Income	97	196	135	196
Interest Expense	(45,191)	(33,676)	(227,323)	(66,008)

Total Other Income (Expense)	(45,162)	(24,118)	(227,256)	(58,036)

LOSS BEFORE INCOME TAXES	(687,584)	(147,438)	(1,322,297)	(585,366)

BENEFIT (PROVISION) FOR INCOME TAXES	-	-	-	-

NET LOSS	$(687,584)	$(147,438)	$(1,322,297)	$(585,366)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.00)	$(0.02)	$(0.01)

WEIGHTED AVERAGE SHARES	67,337,258	51,401,395	57,575,709	51,401,395

See accompanying Notes to Condensed Consolidated Financial Statements.

56

IVEDA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Shares	Common Stock Amount	Preferred Shares	Additional Paid-in-Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total Stockholders’ Equity(Deficit)
BALANCE AT December 31, 2019	51,401,395	514	247	$34,052,704	(36,493,300)	(195,287)	(2,635,369)

Common Stock Issued for Cash			-				-
Costs of Capital			-				-
Stock Based Compensation	-	-	-	165,167			165,167
Warrants for Services			-	11,475			11,475
Warrants for Interest Expense				136,110			136,110
Convertible Debenture Value				105,572			105,572
Preferred Stock - Series B							-
Preferred Stock - Series B for Dividend			10	95,000			95,000
Dividends - P/S Series B					(226,853)		(226,853)
Conversion of Debt to stock							-
Exercise of options and warrants	1,270,000	13		202,587			202,600
Payment on Stockholder Prom Note							-
Net Loss					(1,602,303)		(1,602,303)
Comprehensive Loss					-	42,033	42,033

BALANCE AT December 31, 2020	52,671,395	527	257	34,768,615	(38,322,456)	(153,254)	(3,706,568)

Common Stock Issued for Cash	4,145,238	41		1,507,959			1,508,000
Costs of Capital				(1,895,000)			(1,895,000)
Stock Based Compensation				88,000			88,000
Common Stock for Accounts Payable	159,396	2		55,787			55,789
Common Stock for Costs of Financing	5,000,000	50		1,894,950			1,895,000
Warrants for Services				71,793			71,793
Warrants for Interest Expense				69,729			69,729
Convertible Debenture Value				69,729			69,729
Preferred Stock - Series B for Dividend			2	23,750			23,750
Preferred Stock - Series B Shares and Dividend Payable to Common Stock	8,584,405	86	(254)	432,090			432,176
Dividends - P/S Series B					(40,301)		(40,301)
Conversion of Debt & Interest to Common Stock	1,432,058	14		565,111			565,125
Exercise of options and warrants
Net Loss					(1,322,297)		(1,322,297)
Comprehensive Loss						16,907	16,907

BALANCE AT June 30, 2021 (Unaudited)	71,992,492	720	5	37,652,513	(39,685,054)	(136,347)	(2,168,168)

See accompanying Notes to Condensed Consolidated Financial Statements.

57

IVEDA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

FOR THE SIX MONTHS ENDING JUNE 30, 2021 AND 2020

	2021	2020
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,322,297)	$(585,366)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
Depreciation and Amortization	9,666	3,000
Amortization of Deferred Financing Costs	-	-
Stock Option Compensation	88,000
Bad Debt Expense	-	-
Convertible Debt Value	69,729	-
Common Stock Warrants Issued for Services	71,793	-
Common Stock Warrants Issued for Interest	69,729	-
(Increase) Decrease in Operating Assets
Accounts Receivable	1,807	732,000
Inventory	(37,426)	(74,560)
Other Current Assets	(274,265)	(286,245)
Other Assets	60,476	41,234
Increase (Decrease) in Accounts and Other Payables	491,169	357,594
Net Cash Used in Operating Activities	(771,619)	187,656

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(45,959)	(32,706)
Proceeds from Sale of Equipment	-	-
Net Cash Provided by (Used in) Investing Activities	(45,959)	(32,706)

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in Restricted Cash	(166,721)	(121,935)
Proceeds from (Payments on) Short-Term Notes Payable/Debt	481,450	56,871
Proceeds from Exercise of Stock Options	-	-
Proceeds from (Payments to) Due to Related Parties	(82,711)	(69,327)
Deferred Finance Costs, Net	-
Common Stock Issued, Net of (Cost of Capital)	1,508,000	-

Net Cash Provided by Financing Activities	1,740,018	(134,391)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	16,906	5,989

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	939,346	26,548

Cash and Cash Equivalents- Beginning of Period	249,521	256,970

CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,188,867	$283,518

See accompanying Notes to Condensed Consolidated Financial Statements.

58

IVEDA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) - CONTINUED

FOR THE SIX MONTH period ENDING JUNE 30, 2021 AND 2020

	JUNE 30, 2021	JUNE 30, 2020
	(Unaudited)	(Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$-	$-
Income Tax Paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Debenture Principal converted to Common Stock	$439,750	$-
Debenture Accrued Inerest converted to Common Stock	$125,376	$-
Rent Accounts Payable to related Party converted to Common Stock	$55,789	$-
Common Stock issued for Consulting Agreements related to Cost of Capital	$1,895,000	$-
Accrued Dividends converted to Common Stock	$455,926	$-

See accompanying Notes to Condensed Consolidated Financial Statements.

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IVEDA SOLUTIONS, INC.

NOTES TO THE (UNAUDITED) CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Iveda has been offering real-time IP video surveillance technologies to our customers since 2005. While we still offer video surveillance technologies, our core product line has evolved to include AI intelligent search technology that provide true intelligence to any video surveillance system and IoT (Internet of Things) devices and platforms. Our evolution is in response to digital transformation demands from many cities and organizations across the globe. Our IvedaAI intelligent video search technology adds critical intelligence to normally passive video surveillance systems. IvedaAI provides AI functions to any IP camera and most popular network video recorders (NVR) and video management systems (VMS). IvedaAI comes with an appliance or server, preconfigured with multiple AI functions based on the end user requirements.

AI Functions

●	Object Search
●	Face Search (No Database Required)
●	Face Recognition (from a Database)
●	License Plate Recognition (100+ Countries), includes make and model
●	Intrusion Detection
●	Weapon Detection
●	Fire Detection
●	People Counting
●	Vehicle Counting
●	Temperature Detection
●	Public Health Analytics (Facemask Detection,
●	QR and Barcode Detection

Key Features

●	Live Camera View
●	Live Tracking
●	Abnormality Detection – Vehicle/Person wrong direction detection
●	Vehicle/Person Loitering Detection
●	Fall Detection
●	Illegal Parking Detection
●	Heatmap Generation

IvedaAI consists of deep-learning video analytics software running in a computer/server environment that can either be deployed at an edge level or data center for centralized cloud model. We combined hardware and artificial intelligence software for fast and efficient video search for objects stored in an external (NVR) or storage device and live streaming video data from any IP camera.

IvedaAI works with any ONVIF-compliant IP cameras and most popular NVR/VMS (Video Management System) platforms, enabling accurate search across dozens to thousands of cameras in less than 1 second. IvedaAI products are designed to maximize efficiency, save time, and cut cost. Instead of watching hours of video recording after-the-fact, users can set up alerts.

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Iveda offers many IoT sensors and devices for various applications such as energy management, smart home, smart building, smart community and patient/elder care. Our gateway and station serve as the main hub for sensors and devices in any given area. They are equipped with high-level communication protocols such as Zigbee, WiFi, Bluetooth, and USB. They connect to the Internet via Ethernet or cellular data network. We provide IoT platforms that enable centralized device management and push digital services on a massive scale. Our smart devices include water sensor, environment sensor, entry sensor, smart plug, siren, body temperature pad, care watch and tracking devices.

We also offer smart power technology for office buildings, schools, shopping centers, hotels, hospitals, and smart city projects. Our smart power hardware is equipped with an RS485 communication interface allowing the meters to be connected to various third-party SCADA software for monitoring and control purposes. This line of product includes smart power, water meter, smart lighting controls systems, and smart payment system.

Iveda’s Cerebro manages all the components of our smart power technology including statistics on energy consumption. Cerebro is a software platform designed to integrate multiple unconnected energy, security and safety applications and devices and control them through one comprehensive user interface.

Cerebro’s roadmap includes dashboard for all of Iveda’s platforms for central management of all devices. Cerebro is system agnostic and will support cross-platform interoperability. The common unified user interface will allow remote control of platforms, sensors and subsystems throughout an entire environment. This integration and unification of all subsystems enable acquisition and analysis of all information on one central command center, allowing comprehensive, effective, and overall management and protection of a city.

In the last few years, smart city has been a hot topic among cities across the globe. With little to no human interaction, technology increases efficiency, expedites decision making, and reduces response time. Dwindling public safety budgets and resources has necessitated the transformation. More and more municipalities are using next-generation technologies to improve the safety and security of its citizens. Our response is our complete suite of IoT technologies, including AI intelligent video search technology, smart sensors, tracking devices, video surveillance systems, and smart power.

Historically, we sold and installed video surveillance equipment, primarily for security purposes and secondarily for operational efficiencies and marketing. We also provided video hosting, in-vehicle streaming video, archiving, and real-time remote surveillance services to a variety of businesses and organizations. While we only used off-the shelf camera systems from well-known camera brands, we now source our own cameras using manufacturers in Taiwan in order for us to be more flexible in fulfilling our customer needs. We now have the capability to provide IP cameras and NVRs based on customer specifications. We still utilize ONVIF (Open Network Video Interface Forum) cameras which is a global standard for the interface of IP-based physical security products.

In 2014, we changed our revenue model from direct project-based sales to licensing our platform and selling IoT hardware to service providers such as telecommunications companies, integrators and other technology resellers already providing services to an existing customer base. Partnering with service providers that have an existing loyal subscriber base allows us to focus on servicing just a handful of our partners and concentrating on our technology offering. Service providers leverage their end-user infrastructure to sell, bill, and provide customer service for Iveda’s product offering. This business model provides dual revenue streams – one from hardware sales and the other from monthly licensing fees.

MEGAsys®, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City. MEGAsys combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through MEGAsys, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. MEGAsys is our research and development arm, working with a team of developers in Taiwan.

In April 2009, after eighteen months of due diligence by the Department of Homeland Security (DHS), the DHS approved us as a Qualified Anti-Terrorism Technology (QATT) provider under a formal SAFETY Act Designation giving the technology a measure of liability protection. Due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. The purpose of completing the SAFETY Act Designation application is for the seller of a technology, to explain to the DHS how the technology qualifies for the system of risk management and litigation management under the SAFETY Act. The application is designed to elicit the information that will allow the DHS to understand exactly what the seller’s technology is, and how it relates to the criteria for Designation set forth in the SAFETY Act.

A technology could not receive Certification status without having first received Designation status and holding that status for 5 years. To receive SAFETY Act Certification, the Department must conclude that the technology will perform as intended, conforms to the seller’s specifications, and is safe for use as intended. Similar to the Designation application process, due diligence included interviewing key employees responsible for developing and deploying our technology, partners, and customers. We applied for certification in 2014 and after additional months of due diligence by DHS in January 2016 our Designation was elevated to a Certification. SAFETY Act Certification provides sellers of a Qualified Anti-Terrorism Technology (QATT) with an additional measure of liability protection. This additional measure of liability protection is not specifically quantified by the Safety Act. The sellers of QATTs that receive SAFETY Act Certification are entitled to all of the liability protections that accompany SAFETY Act Designation as well as the rebuttable presumption that the government contractor defense applies to claims arising out of, relating to, or resulting from an act of terrorism. QATTs that received Certification are placed on the Approved Technologies list for Homeland Security.

We submitted our renewal application in August 2019 prior to the expiration of our Certification in October 2019. During this time, we have been in constant communication with the Science and Technology Directorate at the SAFETY Act office related to updating our information. We are now awaiting final approval for recertification. Our products are not considered to be certified during the renewal process, but we don’t expect this to significantly impact our ability to sell our technology in the U.S. or international customers.

Our SAFETY Act Certification covers the entire company as a Qualified Anti-Terrorism Technology. The SAFETY Act creates certain liability limitations for “claims arising out of, relating to, or resulting from an Act of Terrorism” where Qualified Anti-Terrorism Technologies have been deployed. The term “act of terrorism” means any act that the Secretary determines meets the requirements under subparagraph (b) of the Act. An act meets the requirements of this subparagraph if the act- (i) is unlawful; (ii) causes harm to a person, property, or entity, in the United States, and (iii) uses or attempts to use instrumentalities, weapons or other methods designed or intended to cause mass destruction, injury or other loss to citizens or institutions of the United States. MEGAsys is our wholly owned subsidiary, and we use the same technology and products to provide solutions to our customers. The Certification, if renewed is granted by the U.S. government and the liability protection only applies to customers that are U.S.-based. MEGAsys does not receive liability protection from the Certification. The Company believes the lack of liability protection from the Certification will have no significant effect on the MEGAsys results of operations. The Company believes the Certification has an intrinsic value for the company as a whole as a marketing tool but does not believe it will have a material effect on the results of operations if it is not renewed.

Consolidation

Effective April 30, 2011, we completed our acquisition of Sole Vision Technologies (dba MEGAsys), a company based in Taiwan. We consolidate our financial statements with the financial statements of MEGAsys. All intercompany balances and transactions have been eliminated in consolidation.

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Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We generated accumulated losses of approximately $38 million from January 2005 through December 31, 2020 and have insufficient working capital and cash flows to support operations. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

Impairment of Long-Lived Assets

We have a significant amount of property and equipment, consisting primarily of leased equipment. We review the recoverability of the carrying value of long-lived assets using the methodology prescribed in ASC 360 “Property, Plant and Equipment.” We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value. We did not make any impairment for the six months ended June 30, 2021 or the years ended December 31, 2020 and 2019.

Basis of Accounting

Our consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue and Expense Recognition

The Company applies the provisions of Accounting Standards Codification (ASC) 606-10, Revenue from Contracts with Customers, and all related appropriate guidance. The Company recognizes revenue under the core principle to depict the transfer of control to its customers in an amount reflecting the consideration to which it expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

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The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with the customer. In situations where sales are to a distributor, the Company had concluded its contracts are with the distributor as the Company holds a contract bearing enforceable rights and obligations only with the distributor. As part of its consideration for the contract, the Company evaluates certain factors including the customers’ ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled. As the Company’s standard payment terms are less than one year, it has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component. The Company allocates the transaction price to each distinct product based on its relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligations is satisfied), which typically occurs at shipment. Further in determining whether control has been transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer. Customers do not have a right to return the product other than for warranty reasons for which they would only receive repair services or replacement product. The Company has also elected the practical expedient under ASC 340-40-25-4 to expense commissions for product sales when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

The Company sells its products and services primarily to municipalities and commercial customers in the following manner:

●	The majority of MEGAsys sales are project sales to Taiwan customers and are made direct to the end customer (typically a municipality or a commercial customer) through its sales force, which is composed of its employees. Revenue is recorded when the equipment is shipped to the end customer and charged for service when installation or maintenance work is performed.

Revenues from fixed-price equipment installation contracts (project sales) are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

●	The majority of Iveda US hardware sales are to international customers and are made through independent distributors or integrators who purchase products from the Company at a wholesale price and sell to the end user (typically municipalities or a commercial customer) at a retail price. The distributor retains the margin as its compensation for its role in the transaction. The distributor or integrator generally maintains product inventory or product is drop shipped from the manufacturer, customer receivables and all related risks and rewards of ownership. Accordingly, upon application of steps one through five above, revenue is recorded when the product is shipped to the distributor or as directed by the distributor consistent with the terms of the distribution agreement.

●	Iveda US also sells software that include licensing fees that are paid either monthly or yearly. The revenues are recorded monthly, if the license is paid yearly the revenue will be recorded as deferred revenue and amortized on a straight-line basis over the respective time period.

Comprehensive Loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Our current component of other comprehensive income is the foreign currency translation adjustment.

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Concentrations

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and cash equivalents and trade accounts receivable.

Substantially all cash is deposited in two financial institutions, one in the United States and one in Taiwan. At times, amounts on deposit in the United States may be in excess of the FDIC insurance limit. Deposits in Taiwan financial institutions are insured by CDIC (Central

Deposit Insurance Corporation) with maximum coverage of NTD 3 million. At times, amounts on deposit in Taiwan may be in excess of the CDIC Insurance limit.

Accounts receivable are unsecured, and we are at risk to the extent such amount becomes uncollectible. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral. Two customers represented approximately 50% and 77% of total accounts receivable of $224,808 and $226,614 as of June 30, 2021 and December 31, 2020, respectively. These customers are longtime customers, and we don’t expect any problem with collectability of these accounts receivable.

We had revenue from one customer with greater than 10% of total revenues during the six months ended June 30, 2021 that represented approximately 25% of total revenues. Chunghwa Telecom had $219,222 revenues (25%).

We had revenue from two customers with greater than 10% of total revenues during 2020 that represented approximately 39% of total revenues. Chunghwa Telecom had $414,415 revenues (28%) and Siemens had $159,048 revenues (11%).

No other customers represented greater than 10% of total revenues in six months ended June 30, 2021 and 2020.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

We provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. For our U.S.-based segment, receivables past due more than 120 days are considered delinquent. For our Taiwan-based segment, receivables over one year are considered delinquent. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer. As of June 30, 2021 and December 31, 2020, respectively, an allowance for uncollectible accounts of $0 and $0 was deemed necessary for our U.S.-based segment.

Deposits – Current

Our current deposits represent tender deposits placed with local governments and major customers in Taiwan during the bidding process for new proposed projects.

Other Current Assets

Other current assets represent cash paid in advance to insurance companies and vendors for service coverage extending into subsequent periods.

Inventories

We review our inventories for excess or obsolete products or components based on an analysis of historical usage and an evaluation of estimated future demand, market conditions, and alternative uses for possible excess or obsolete parts. The allowance for slow-moving and obsolete inventory is $0 and $0, as of June 30, 2021 and December 31, 2020, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over estimated useful lives of three to seven years. Expenditures for routine maintenance and repairs are charged to expense as incurred. Depreciation expense for the six months ended June 30, 2021 and the year ended December 31, 2020 was $3,000 and $5,803, respectively.

Intangible Assets

Intangible assets consist of trademarks and other intangible assets associated with the purchase price allocation of MEGAsys. Such assets are being amortized over their estimated useful lives of six months to ten years. Other intangible assets are fully amortized and at June 30, 2021 trademarks is also fully amortized. Current year amortization of trademarks was as follows:

2021	$6,666
2022	-
Total	$6,666

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Deposits—Long-Term

Long-term deposits consist of a deposit related to the leases of MEGAsys’ office space, and tender deposits placed with local governments and major customers in Taiwan as part of the bidding process, which are anticipated to be held more than one year if the bid is accepted.

Income Taxes

Deferred income taxes are recognized in the consolidated financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from sales cut-off, depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents our best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2020, we reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2020.

We are subject to U.S. federal income tax as well as state income tax.

Our U.S. income tax returns are subject to review and examination by federal, state, and local authorities. Our U.S. tax returns for the years 2016 to 2020 are open to examination by federal, local, and state authorities.

Our Taiwan tax returns are subject to review and examination by the Taiwan Ministry of Finance. Our Taiwan tax return for the years 2016 to 2020 are open to examination by the Taiwan Ministry of Finance.

Restricted Cash

Restricted cash represents time deposits on account to secure short-term bank loans in our Taiwan-based segment.

Accounts and Other Payables

	June 30, 2021 (Unaudited)	December 31, 2020
Accounts Payable	$545,831	$405,819
Accrued Expenses	2,880,439	2,715,507
Deferred Revenue	1,076	864
Accounts and Other Payables	$3,427,346	$3,122,190

Deferred Revenue

Advance payments received from customers on future installation projects are recorded as deferred revenue.

Stock-Based Compensation

On January 1, 2006, we adopted the fair value recognition provisions of ASC 718, “Share-Based Payment,” which requires the recognition of an expense related to the fair value of stock-based compensation awards. We elected the modified prospective transition method as permitted by ASC 718. Under this transition method, stock-based compensation expense includes compensation expense for stock-based compensation granted on or after the date ASC 718 was adopted based on the grant-date fair value estimated in accordance with the provisions of ASC 718. We recognize stock-based compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2020 and 2019, were estimated using the “minimum value method” as prescribed by original provisions of ASC 718, “Accounting for Stock-Based Compensation.” Therefore, no compensation expense is recognized for these awards in accordance with ASC 718. We recognized $165,167 and $95,167 of stock-based compensation expense for the years ended December 31, 2020 and 2019, respectively.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of June 30, 2021 and December 31, 2020. The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts receivable, 0 payable, accrued expenses, and amounts due to related parties. Fair values were assumed to approximate carrying values for these financial instruments because they are short-term in nature and their carrying amounts approximate their fair values or because they are receivable or payable on demand.

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Segment Information

We conduct operations in various geographic regions. The operations conducted and the customer bases located in the foreign countries are similar to the business conducted and the customer bases located in the United States. The net revenues and net assets (liabilities) for other significant geographic regions are as follows:

	June 30, 2021 (Unaudited)
	Net Revenue	Net Assets (Liabilities)
United States	$19,374	$(2,751,781)
Republic of China (Taiwan)	$873,898	$583,613

Furthermore, due to operations in various geographic locations, we are susceptible to changes in national, regional, and local economic conditions, demographic trends, consumer confidence in the economy, and discretionary spending priorities that may have a material adverse effect on our future operations and results.

We are required to collect certain taxes and fees from customers on behalf of government agencies and remit them back to the applicable governmental agencies on a periodic basis. The taxes and fees are legal assessments to the customer, for which we have a legal obligation to act as a collection agent. Because we do not retain the taxes and fees, we do not include such amounts in revenue. We record a liability when the amounts are collected and relieve the liability when payments are made to the applicable governmental agencies.

Reclassification

Certain amounts in 2020 have been reclassified to conform to the 2021 presentation.

New Accounting Standards

No new relevant accounting standards

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NOTE 2 RELATED PARTIES

	June 30, 2021 (Unaudited)	December 31, 2020
During 2020 one of the three MEGAsys directors loaned money to MEGAsys at no interest.	-	37,711

On October 18, 2018, we entered into a debenture agreement for $50,000 with Quadrant International LLC (four partners, three of which are related parties) at 0.0% interest per annum with interest and principal payable on the maturity date of December 31, 2019.	-	45,534

On September 10, 2014, we entered into a debenture agreement with Mr. Alex Kuo, a member of the Board of Directors, for $30,000, through his wife, Li-Min Hsu, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2015. As consideration for the extension of the debenture, we granted Mrs. Hsu options to purchase 3,000 shares of our common stock with an exercise price of $0.77 per share. *No longer a Director	-	30,000	*

On September 8, 2014, we entered into a debenture agreement with Mr. Kuo’s wife, Li-Min Hsu, for $100,000, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2015. As consideration for the extension of the debenture, we granted Mrs. Hsu options to pruchase 10,000 shares of our common stock with an exercise price of $0.77 per share. *No longer a Director	-	100,000	*

On August 28, 2014, we entered into a debenture agreement with Mr. Gregory Omi, formerly a member of our Board of Directors of the company for $200,000, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2016. As consideration for the extension of the debenture, we granted Mr. Omi options to purchase 20,000 shares of our common stock with an exercised price of $0.77 per share. This debenture was extended to December 31, 2016. Mr. Omi is currently the CTO of the company.	200,000	200,000

On November 19, 2012, we entered into a convertible debenture agreement with Mr. Robert Gillen, a member of our Board of Directors, for $100,000 (the “Gillen I Debenture”), under his company Squirrel-Away, LLC. Under the original terms of the agreement, interest is payable at 10% per annum and became due on December 19, 2014. Gillen I Debenture was extended to January 5, 2015. On June 20, 2013, interest of $5,000 was paid on the debenture. As consideration for agreeing to extend the maturity date of the debenture to December 31, 2015, we granted Mr. Gillen options to purchase 10,000 shares of common stock at an exercised price of $0.77 per share This debenture was extended to December 31, 2016.	$100,000	$100,000

Total Due to Related Parties $ 300,000	$300,000	512,711
Less Current Portion	(300,000)	(512,711)
Less: Debt Discount	-	-
Total Long-Term	$-	$-

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NOTE 3 SHORT-TERM DEBT

The short-term debt balances were as follows:

	June 30, 2021 (Unaudited)	December 31, 2020

Unsecured loan from a shareholder in April 2018 for $100,000 at a 50% interest rate and six month maturity, was due October 2018. principal and interest convertible at $0.35 per share into common stock at the option of the holder until repaid.	$75,000	$100,000

Loan from Hua Nan Bank in 2020 at 2.42% interest rate per annum and due June 2021, 2019 loan at 2.61% interest paid, February - April 2020	-	71,238

Loans from Shanghai Bank with interest rates 1.00%-2.43% per annum due September 2021	442,688	-

Debenture agreements with various shareholders at 10% interest rate beginning in February 2019 - December 2019, one year maturity, were due February 2020 – December 2020, principal and interest convertible at $0.35 per share into common stock at the option of the holder until repaid.	210,000	346,250

Debenture agreements with various shareholders at 10%-20% interest rate beginning in January 2020 - February 2021, one year maturity, due January 2021 – February 2022, principal and interest convertible at $0.35 per share into common stock at the option of the holder until repaid.	310,000	313,500

Short term three month loan at 0% interest from a shareholder in June 2020, was due September 2020.	-	35,000

Balance at end of period	$1,037,688	$865,988

NOTE 4 PREFERRED STOCK

We are currently authorized to issue up to 100,000,000 shares of preferred stock, par value $0.00001 per share, 10,000,000 shares of which are designated as Series A Preferred Stock and 500 shares of which are designated as Series B Preferred Stock. Our Articles of Incorporation authorize the issuance of shares of preferred stock with designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the stockholders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our company.

Series A Preferred Stock

We are authorized to issue up to 10,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock accrues cumulative dividends at a rate of 9.5% per annum of the original issue price of $1.00 per share. Accrued but unpaid dividends are payable by us, either in cash or in shares of our common stock, upon the occurrence of a Liquidation Event (as defined in our Articles of Incorporation) or upon conversion of the shares into shares of our common stock. In addition, in the event of any liquidation, dissolution, or winding up of our company, the holders of Series A Preferred Stock are entitled to receive distributions of any of the assets of our company prior and in preference to the holders of our common stock, but after distribution of any assets of our company to the holders of our Series B Preferred Stock in an amount equal to the Series B Preferred Stock’s original issue price plus any accrued but unpaid dividends.

Each share of Series A Preferred Stock is convertible at the option of the holder, at any time, into shares of our common stock equal to the original issue price divided by an initial conversion price of $1.00 per share of Series A Preferred Stock, subject to certain adjustments. On June 30, 2017, all shares of Series A Preferred Stock not already converted automatically converted into shares of our common stock at the then-applicable conversion price.

The holders of Series A Preferred Stock have the same voting rights as, and vote as a single class with, the holders of our common stock. Each holder of our Series A Preferred Stock is entitled to the number of votes equal to the number of shares of our common stock into which such shares of Series A Preferred Stock may be converted. In addition, in the event we sell, grant, or issue any Common Stock Equivalent (as defined in our Articles of Incorporation) at a price per share that is lower than the then-applicable conversion price for the Series A Preferred Stock, the conversion price for the Series A Preferred Stock will be adjusted to account for the dilutive issuance. If we effectuate a stock split or subdivision of our common stock or our Board of Directors declares a dividend payable in our common stock, the conversion price for the Series A Preferred Stock will be appropriately decreased to protect the Series A Preferred Stock holders from any dilutive effect of the stock split, subdivision, or stock dividend. Similarly, if the number of shares of our common stock outstanding decreases due to a reverse stock split or other combination of the outstanding shares of our common stock, then the applicable conversion price of the Series A Preferred Stock will increase in order to proportionately decrease the number of shares issuable upon conversion. Holders of our Series A Preferred Stock have no sinking fund or redemption rights.

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Series B Preferred Stock

We are authorized to issue up to 500 shares of Series B Preferred Stock. Each share of Series B Preferred Stock accrues dividends at a rate of 9.5% per annum of the original issue price of $10,000 per share. Dividends on the Series B Preferred Stock accrue daily and compound annually. All accrued but unpaid dividends on the Series B Preferred Stock must be paid, declared, or set aside prior to the declaration of any dividend on any class of stock that is junior in preference to the Series B Preferred Stock. Dividends on the Series B Preferred Stock are paid quarterly, beginning on July 1, 2015 in either cash or shares of our common stock. In addition, all accrued but unpaid dividends are payable by us, either in cash or in shares of our common stock, upon the occurrence of a Liquidation Event (as defined in our Articles of Incorporation) or upon the conversion of the shares into shares of our common stock.

In the event of any liquidation, dissolution, or winding up of our company, the holders of Series B Preferred Stock are entitled to receive distributions of any of the assets of our company equal to 100% of the original issue price plus all accrued but unpaid dividends prior and in preference to the holders of Series A Preferred Stock and holders of our common stock. We also have the option to redeem all, but not less than all, of the Series B Preferred Stock, provided that certain conditions have been met. Should we choose to redeem the shares of our Series B Preferred Stock outstanding, we are required to pay the original purchase price plus all accrued but unpaid dividends. Each share of Series B Preferred Stock is convertible at the option of the holder, at any time, into shares of our common stock equal to the original issue price divided by an initial conversion price of $0.75 per share of Series B Preferred Stock, subject to certain adjustments. On December 31, 2017, all shares of our Series B Preferred Stock not already converted will automatically convert into shares of our common stock at the then-applicable conversion price.

The holders of Series B Preferred Stock have no voting rights, except as are expressly provided in our Articles of Incorporation or required by law. Without the approval of at least a majority of the outstanding Series B Preferred Stock, we may not authorize or issue (i) any additional or other shares of capital stock that are of senior rank to the shares of Series B Preferred Stock in respect of the preferences as to dividends, distributions, or payments upon the liquidation, dissolution, and winding up of our company, (ii) any additional or other shares of capital stock that are of equal rank to the shares of Series B Preferred Stock in respect of the preferences as to dividends, distributions, or payments upon the liquidation, dissolution, and winding up of our company, or (iii) any capital stock junior in preference to the Series B Preferred Stock having a maturity date that is prior to the maturity date of the Series B Preferred Stock. Furthermore, if we consummate a Fundamental Transaction (as defined in our Articles of Incorporation) while shares of our Series B Preferred Stock are outstanding, then the holders of those outstanding shares have the right to receive, upon conversion of the Series B Preferred Stock, the same amount and kind of securities, cash, or property as they would have received if they would have been holders of the number of shares of common stock issuable upon conversion in full of all shares of our Series B Preferred Stock immediately prior to the Fundamental Transaction.

In addition, in the event we sell, grant, or issue any Common Stock Equivalent (as defined in our Articles of Incorporation) at a price per share that is lower than the then-applicable conversion price for the Series B Preferred Stock (the “Effective Price”), the conversion price for the Series B Preferred Stock will be adjusted to the Effective Price.

If we effectuate a stock split or subdivision of our common stock or our Board of Directors declares a dividend payable in our common stock, the conversion price for the Series B Preferred Stock will be appropriately decreased to protect the Series B Preferred Stock holders from any dilutive effect of the stock split, subdivision, or stock dividend. Similarly, if the number of shares of our common stock outstanding decreases due to a reverse stock split or other combination of the outstanding shares of our common stock, then the applicable conversion price of the Series B Preferred Stock will increase in order to proportionately decrease the number of shares issuable upon conversion. Holders of our Series B Preferred Stock have no sinking fund rights.

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NOTE 5 EQUITY

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.00001 per share. All outstanding shares of our common stock are of the same class and have equal rights and attributes. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of our company. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election. Holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors. In the event of liquidation, dissolution, or winding up of our company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights. Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

The Company raised $1,508,000 during the six months ended June 30, 2021 issuing 4,145,238 shares of common stock and warrants to purchase common shares with a Fair Market Value of approximately $900,000.

On April 21, 2016, certain Series B Preferred Shareholders exercised and exchanged $380,000 of shares of our Common Stock at a price of $0.35 per share of their Tranche A Warrants. The initial exercise price of the Tranche A Warrants was $1.00 and per the Exchange Agreement the Company offered to reduce the initial exercise price to $0.35 for the immediate exercise of the Tranche A Warrant and will replace those exercised with a replacement Tranche A Warrant with the same terms and conditions as the original warrant including the exercise price of $1.00 but with a new 18-month term from the date of the exchange.

The initial exercise price of the Tranche B Warrants was $1.10 and the Warrant Exchange Agreement adjusts these Tranche B Warrants to $0.35 exercise price. The exercise price of the Tranche B Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti- dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs).

As a result of this event, the exercise price of warrants issued to Series A Preferred Shareholders adjusted from $.75 to $.35 and conversion price of Series A Preferred shares to shares of common stock adjusted from $.97 to $.86 per anti- dilution rights of the agreement.

NOTE 6 STOCK OPTION PLAN AND WARRANTS

Stock Options

On October 15, 2009, we adopted the 2009 Stock Option Plan (the “2009 Option Plan”), with an aggregate number of 1,500,000 shares of common stock issuable under the plan. The purpose of the 2009 Option Plan was to assume options that were already issued in the 2006 and 2008 Option plans under Iveda Corporation after the merger with Charmed Homes.

On January 18, 2010, we adopted the 2010 Stock Option Plan (the “2010 Option Plan”), which allows the Board to grant options to purchase up to 1,000,000 shares of common stock to directors, officers, key employees, and service providers of our company. In 2011, the 2010 Option Plan was amended to increase the number of shares issuable under the 2010 Option Plan to 3,000,000 shares. In 2012, 2010 Option Plan was again amended to increase the number of shares issuable under the 2010 Option Plan to 13,000,000 shares. The shares issuable pursuant to the 2010 Option Plan are registered with the SEC under Forms S-8 filed on February 4, 2010 (No. 333- 164691), June 24, 2011 (No. 333-175143), and December 4, 2013 (No. 333-192655). The 2010 Option Plan expired on January 18, 2020.

We adopted a new plan called Iveda Solutions, Inc. 2020 Plan (the “2020 Plan”). The 2020 Plan will have a maximum of 10 million option shares authorized with similar terms and conditions to the 2010 Option Plan. This plan has not been approved by the shareholders and as of December 31, 2020 and 2,500,000 options were outstanding under the 2020 Option Plan.

Stock options may be granted as either incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as options not qualified under Section 422 of the Code. All options are issued with an exercise price at or above the fair market value of the common stock on the date of the grant as determined by our Board of Directors. Incentive stock option plan awards of restricted stock are intended to qualify as deductible performance-based compensation under Section 162(m) of the Code. Incentive Stock Option awards of unrestricted stock are not designed to be deductible to us under Section 162(m). Under the plans, stock options will terminate on the tenth anniversary date of the grant or earlier if provided in the grant.

We have also granted non-qualified stock options to employees and contractors. All non-qualified options are generally issued with an exercise price no less than the fair value of the common stock on the date of the grant as determined by our Board of Directors. Options may be exercised up to ten years following the date of the grant, with vesting schedules determined by us upon grant. Vesting schedules vary by grant, with some fully vesting immediately upon grant to others that ratably vest over a period of time up to four years. Standard vested options may be exercised up to three months following date of termination of the relationship unless alternate terms are specified at grant. The fair values of options are determined using the Black-Scholes option-pricing model. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. At December 31, 2020, we had no unrecognized stock- based compensation.

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Stock option transactions during 2020 and 2019 were as follows:

	2020		2019
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Outstanding at Beginning of Year	6,741,200	$0.78	6,046,200	$0.83
Granted	2,500,000	0.37	695,000	0.28
Exercised	(1,270,000)	0.16	-	-
Forfeited or Canceled	(355,000)	1.12	-	-
Outstanding at End of Year	7,616,200	0.73	6,741,200	0.78

Options Exercisable at Year-End	7,616,200	0.73	6,741,200	0.78

Weighted-Average Fair Value of Options Granted During the Year	$0.25		$0.20

Information with respect to stock options outstanding and exercisable at December 31, 2020 is as follows:

	Options Outstanding			Options Exercisable
Range of Exericse Prices	Number Outstanding at December 31, 2020	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable at December 31, 2020	Weighted- Average Exercise Price
$0.04 - $1.75	7,616,200	5.7	$0.73	7,616,200	$0.73

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted.

	2020	2019
Expected Life	5 yrs	5 yrs
Dividend Yield	0%	0%
Expected Volatility	90%	90%
Risk-Free Interest Rate	0.18%	1.67%

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Warrant transactions during 2020 and 2019 were as follows:

	2020		2019
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Outstanding at Beginning of Year	5,563,509	$0.38	4,796,876	$0.40
Granted	989,856	0.35	1,335,178	0.35
Exercised			-
Forfeited or Canceled	(2,203,331)	0.36	(568,545)	0.45
Outstanding at End of Year	4,350,034	0.38	5,563,509	0.38

Warrant Exercisable at Year-End	4,350,034	0.38	5,563,509	0.38

Weighted-Average Fair Value of Warrants Granted During the Year	$0.10 - $0.26		$0.00 - $0.22

Information with respect to warrants outstanding and exercisable at December 31, 2020 is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Exericse Prices	Number Outstanding at December 31, 2020	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable at December 31, 2020	Weighted- Average Exercise Price
$0.35 - $1.65	4,350,034	1.0	$0.38	4,350,034	$0.38

The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted.

	2020	2019
Expected Life	1.5 yrs	1.5 yrs
Dividend Yield	0%	0%
Expected Volatility	90%	90%
Risk-Free Interest Rate	0,19 - 1.59%	1.74 -2.47%

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NOTE 7 INCOME TAXES

U.S. Federal Corporate Income Tax

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforward that create deferred tax assets and liabilities are as follows:

	2020	2019
Tax Operating Loss Carryforward - USA	$9,800,000	$9,600,000
Other	-	-
Valuation Allowance - USA	(9,800,000)	(9,600,000)
	$-	$-

The valuation allowance increased approximately $2.1 million, primarily as a result of the increased net operating losses of our U.S.- based segment.

As of December 31, 2020, we had federal net operating loss carryforwards for income tax purposes of approximately $25.0 million which will begin to expire in 2025. We also had Arizona and California net operating loss carryforwards for income tax purposes of approximately $19.4 million and $2.0 million, respectively, which began to expire in 2014. These carryforwards have been utilized in the determination of the deferred income taxes for financial statement purposes. The following table accounts for federal net operating loss carryforwards only.

Year Ending	Net Operating	Year of
December 31,	Loss:	Expiration

2020	$590,000	2040
2019	260,000	2039
2018	160,000	2038
2017	140,000	2037
2016	1,640,000	2036
2015	3,400,000	2035
2014	5,230,000	2034
2013	5,600,000	2033
2012	2,850,000	2032
2011	2,427,000	2031
2010	1,799,000	2030
2009	1,750,000	2029
2008	1,308,000	2028
2007	429,000	2027
2006	476,000	2026
2005	414,000	2025

Taiwan (Republic of China) Corporate Tax

Sole-Vision Technologies, Inc. is a subsidiary of the Company which is operating in Taiwan as a profit-seeking enterprise. Its applicable corporate income tax rate is 17%. In addition, Taiwan’s corporate tax system allows the government to levy a 10% profit retention tax on undistributed earnings for the prior year. This tax will not be provided if the company distributed the earnings before the ended of the fiscal year.

According to the Taiwan corporate income tax (“TCIT”) reporting system, the TCIT sales cut-off base is concurrent with the business tax classified as value-added type (“VAT”) which will be reported to the Ministry of Finance (“MOF”) on a bi-monthly basis. Since the VAT and TCIT are accounted for on a VAT tax basis that recorded all sales on business tax on a VAT tax reporting system, the Company is bound to report the TCIT according to the MOF prescribed tax reporting rules. Under the VAT tax reporting system, sales cut-off did not take the accrual base but rather on a VAT taxable reporting basis. Therefore, when the company adopted US GAAP on accrual basis, the sales cut-off TCIT timing difference which derived from the VAT reporting system will create a temporary sales cut-off timing difference and this difference is reflected in the deferred tax assets or liabilities calculations.

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NOTE 8 EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation of the numerators and denominators reflected in the basic and diluted earnings per share computations, as required by ASC No. 260, “Earnings per Share.”

Basic earnings per share (“EPS”) is computed by dividing reported earnings available to stockholders by the weighted average shares outstanding. We had net losses for the years ended December 31, 2020 and 2019 and the effect of including dilutive securities in the earnings per common share would have been anti-dilutive for the purpose of calculating EPS. Accordingly, all options, warrants, and shares potentially convertible into common shares were excluded from the calculation of diluted earnings per share for the periods ended June 30, 2021 and 2020.

	2021 (Unaudited)	2020 (Unaudited)
Basic EPS
Net Loss	$(1,322,297)	$(585,366)
Weighted Average Shares	57,575,709	51,401,395
Basic Loss Per Share	$(0.02)	$(0.01)

NOTE 9 CONTINGENT LIABILITIES—TAIWAN

Pursuant to certain contracts with New Taipei City, TECO Electric and Machinery Co., Ltd, and the Taiwan Stock Exchange Information Center, MEGAsys is required to provide after-project services. If MEGAsys fails to provide these after-project services in the future, other parties of the related contract would have recourse. The financial exposure to MEGAsys in the event of failure to provide after- project services in the future as of June 30, 2021 is $0.

NOTE 10 SUBSEQUENT EVENTS

Subsequent to June 30, 2021, Taiwan operations had loans from Shanghai Bank for $442,688 and has reduced that balance to $115,865 as of September 23, 2021, (when these financial statements were published and available), through repayment and the current loan maturity date is February 2024 at 1% with $47,944 due in monthly payments through September 30, 2022.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) See Financial Statements in “Item 13 – Financial Statements and Supplementary Data”

(b) Exhibits

Exhibit Number and Description and Location Reference

2.1	Agreement and Plan of Merger, dated March 21, 2011, by and among Iveda Solutions, Inc., a Nevada corporation, Sole-Vision Technologies, Inc. (doing business as MEGAsys), a corporation organized under the laws of the Republic of China, and the shareholders of MEGAsys (Incorporated by reference to the Form 10-K/A filed on 2/9/2012)
3.1	Articles of Incorporation of Charmed Homes Inc. (Incorporated by reference to the Form SB-2 filed on 4/27/2007)
3.2	Bylaws of Iveda Solutions, Inc. (Incorporated by reference to the Form 10-K filed on 3/31/2014)
3.3	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on September 9, 2009 (Incorporated by reference to the Form 8-K filed on 10/21/2009)
3.4	Articles of Merger filed with the Secretary of State of Nevada on December 28, 2010, and dated effective December 31, 2010 (Incorporated by reference to the Form 8-K filed on January 4, 2010)
3.5	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on December 9, 2014 containing the rights and preferences of the Series A Preferred Stock (Incorporated by reference to the Form 8-K filed on December 15, 2014)
3.6	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of Nevada on January 15, 2015, containing the Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock (Incorporated by reference to the Form 8-K filed on January 23, 2015)
4.1	Specimen Stock Certificate (Incorporated by reference to the Form SB-2 filed on 4/27/2007)
4.2	Form of Stock Option Agreement under the IntelaSight, Inc. 2008 Stock Option Plan (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)
4.3	Form of Common Stock Purchase Warrant issued by IntelaSight, Inc. (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)
4.4	2009 Stock Option Plan, dated October 15, 2009 (Incorporated by reference to the Form 8-K filed on 10/21/2009)
4.5	Form of Common Stock Purchase Warrant issued by Iveda Corporation in conjunction with the Merger (Incorporated by reference to the Form 8-K filed on 10/21/2009)
4.6	2010 Stock Option Plan, dated January 18, 2010 (Incorporated by reference to the Form S-8 filed on 2/4/2010)
4.7	Form of Notice of Grant of Stock Option under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (Incorporated by reference to Form S-8 filed on 6/24/2011)
4.8	Form of Stock Option Agreement under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (Incorporated by reference to Form S-8 filed on 6/24/2011)
4.9	Form of Stock Option Exercise Notice under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (Incorporated by reference to Form S-8 filed on 6/24/2011)
4.10	Form of Tranche A Warrant (Incorporated by reference to the Form 8-K filed on 1/28/2015)
4.11	Form of Tranche B Warrant (Incorporated by reference to the Form 8-K filed on 1/28/2015)
4.12	Registration Rights Agreement dated January 16, 2015 (Incorporated by reference to the Form 8-K filed on 1/28/2015)
4.13	2020 Stock Option Plan, dated January 18, 2020 (filed with amended Form 10-12g filed on 10/25/2021
10.1	Application Development Service Agreement dated July 14, 2006 by and between Axis Communications AB and IntelaSight, Inc. (Incorporated by reference to the Form S-4/A2 filed on 8/2/2009)
10.2	Partner Agreement dated January 30, 2007 by and between Milestone Systems, Inc. and IntelaSight, Inc. (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)
10.3	Solution Partner Agreement dated March 13, 2008 by and between Milestone Systems A/S and IntelaSight, Inc. (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)
10.4	Channel Partner Program Membership Agreement – Gold Solution Partner Level – dated June 23, 2009 by and between Axis Communications Inc. and IntelaSight, Inc. (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)
10.5	Stock Purchase Agreement, dated October 15, 2009, by and among Iveda Corporation, IntelaSight, Inc., Ian Quinn and Kevin Liggins (Incorporated by reference to the Form 8-K filed on 10/21/2009)
10.6	Subscription Agreement, dated July 26, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)

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10.7	Line of Credit Promissory Note, dated September 15, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)
10.8	Agreement for Service, dated October 20, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)
10.9	Consulting Agreement, dated October 25, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)
10.10	Operating Level Agreement, dated October 25, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)
10.11	Side Letter, dated March 21, 2011, by and among Iveda Solutions, Inc., a Nevada corporation, Sole-Vision Technologies, Inc. (doing business as MEGAsys), a corporation organized under the laws of the Republic of China, and the shareholders of MEGAsys (Incorporated by reference to Form 10-K filed on 3/30/2011)
10.12	Non-Exclusive Strategic Collaboration Agreement between Iveda Solutions, Inc. and Telmex, U.S.A., LLC, dated October 28, 2011 (Incorporated by reference to Form 10-Q/A filed on 3/7/2012)
10.13	2010 Digital Video Remote Monitoring Recording System Procurement Contract between Sole-Vision Technology, Inc. and New Taipei City Police Department Purchasing Authority, dated January 9, 2012 (Incorporated by reference to Form 10-K filed on 3/30/2012)
10.14	Consulting Agreement between Iveda Solutions, Inc. and Amextel S.A. de C.V. dated November 2, 2011 (Incorporated by reference to Form 10-K/A filed on 5/11/2012)
10.15	Securities Purchase Agreement dated January 16, 2015 (Incorporated by reference to the Form 8-K filed on 1/28/2015)
10.16	Dome Project Agreement with Chunghwa Telecom for 1/1/21 – 12/31/21 hardware and installation, $10.7 million New Taiwan Dollars (NTD) approximately $0.36 million USD with English translation.
14.1	Code of Conduct and Ethics (Incorporated by reference to the Form 10-K filed on 4/15/2010)
14.2	Code of Ethics for Chief Executive Officer and Senior Financial Officers (Incorporated by reference to the Form 10-K filed on 4/15/2010)
21	Subsidiaries of the Registrant (Incorporated by reference to Form 10-K filed on 3/30/2012)

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IVEDA SOLUTIONS, INC.
Date: November 9, 2021

	By:	/s/ David H. Ly
	Name:	David H. Ly
	Title:	CEO

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